Exhibit 99.3

CANOO INC.

2018 STOCK OPTION AND GRANT PLAN

(As amended)

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Canoo Inc. 2018 Stock Option and Grant Plan, as amended (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors, Consultants and other key persons of Canoo Inc. (f/k/a Hennessy Capital Acquisition Corp. IV), a Delaware corporation (including any successor entity, the “Company”), its wholly owned subsidiary, Canoo Technologies Inc. (f/k/a Canoo Inc.), a Delaware corporation and any future Subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

The following terms shall be defined as set forth below:

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards or any combination of the foregoing.

“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement may contain terms and conditions in addition to those set forth in the Plan; provided, however, in the event of any conflict in the terms of the Plan and the Award Agreement, the terms of the Plan shall govern.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning as set forth in the Award Agreement(s). In the case that any Award Agreement does not contain a definition of “Cause,” it shall mean (i) the grantee’s dishonest statements or acts with respect to the Company or any Affiliate of the Company, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) the grantee’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the grantee’s failure to perform his assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the grantee by the Company; (iv) the grantee’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate of the Company; or (v) the grantee’s material violation of any provision of any agreement(s) between the grantee and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions.

“Chief Executive Officer” means the Chief Executive Officer of the Company or, if there is no Chief Executive Officer, then the President of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Consultant” means any natural person that provides bona fide services to the Company (including to any Subsidiary), and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Disability” means “disability” as defined in Section 422(c) of the Code.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Shares on any given date means the fair market value of the Shares determined in good faith by the Committee based on the reasonable application of a reasonable valuation method not inconsistent with Section 409A of the Code. If the Shares are admitted to trade on a national securities exchange, the determination shall be made by reference to the closing price reported on such exchange. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price. If the date for which Fair Market Value is determined is the first day when trading prices for the Shares are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Good Reason” shall have the meaning as set forth in the Award Agreement(s). In the case that any Award Agreement does not contain a definition of “Good Reason,” it shall mean a material diminution in the grantee’s base salary except for across-the-board salary reductions similarly affecting all or substantially all similarly situated employees of the Company, so long as the grantee provides at least 30 days notice in writing to the Company that the event constitutes “Good Reason” following the initial occurrence of any such event and the Company fails to cure such event within 60 days thereafter, and the grantee actually terminates the employment within 30 days following the expiration of the Company’s cure period.

“Grant Date” means the date that the Committee designates in its approval of an Award in accordance with applicable law as the date on which the Award is granted, which date may not precede the date of such Committee approval.

“Holder” means, with respect to an Award or any Shares, the Person holding such Award or Shares, including the initial recipient of the Award or any Permitted Transferee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Initial Public Offering” means the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its equity securities, as a result of or following which the Shares shall be publicly held.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase Shares granted pursuant to Section 5.

“Permitted Transfer” means any of the following:

(i) any Transfer by a Holder of any or all of the Shares to the Company;

(ii) any Transfer by a Holder for bona fide estate planning purposes of any or all of the Shares for no consideration to the Holder’s family members (as defined in Rule 701 of the Securities Act), to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners (to the extent such trusts or partnerships are considered “family members” for purposes of Rule 701 of the Securities Act), provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and any applicable Award Agreement;

(iii) any Transfer by a Holder of any or all of the Shares effected pursuant to the Holder’s will or the laws of intestate succession; or

(iv) any Transfer with Transfer Approval.

“Permitted Transferees” shall mean the recipient of Shares pursuant to a Permitted Transfer.

“Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

“Restricted Stock Award” means Awards granted pursuant to Section 6 that are granted in conjunction with a Restricted Stock Award Agreement and “Restricted Stocks” means Shares issued pursuant to such Awards.

“Restricted Stock Unit Award” means Awards granted pursuant to Section 6 that are granted in conjunction with a Restricted Stock Unit Award agreement and which may represent a right to receive Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Committee and contained in the Restricted Stock Unit Award Agreement.

“Sale Event” means the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting stock immediately prior to such transaction do not own a majority of the outstanding voting stock of the surviving or resulting entity (or its ultimate parent, if applicable), (iv) the acquisition of all or a majority of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a Person or group of Persons, or (v) any other acquisition of the business of the Company, as determined by the Board; provided, however, that the Company’s Initial Public Offering, any subsequent public offering or another capital raising event, or a merger effected solely to change the Company’s domicile shall not constitute a “Sale Event.”

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Section 457A” means Section 457A of the Code and the regulations and other guidance promulgated thereunder.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Service Relationship” means any relationship as a full-time employee, part-time employee, director or other key person (including Consultants) of the Company or any Subsidiary or any successor entity (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Shares” means common stock, par value $0.0001 per share, of the Company.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has more than a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent of the Company or any Subsidiary.

“Termination Event” means the termination of the Award recipient’s Service Relationship with the Company and any of its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including, without limitation, upon death, disability, retirement, discharge or resignation for any reason, whether voluntarily or involuntarily. The following shall not constitute a Termination Event: (i) a transfer to the service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Committee, if the individual’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

“Transfer” means sell, assign, transfer, pledge, encumber or in any manner dispose of any Award or Shares.

“Transfer Approval” means any Transfer permitted by written approval of the Committee or the Board, which Transfer Approval shall be granted or withheld in the sole and absolute discretion of the Committee and/or the Board.

“U.S.” means the United States of America.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Board, or at the discretion of the Board, by a committee of the Board, comprised of not less than two directors. All references herein to the “Committee” shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i.e., either the Board or a committee or committees of the Board, as applicable).

(b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the amount, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of Shares to be covered by any Award and, subject to the provisions of the Plan, the price, exercise price, conversion ratio or other price relating thereto;

(iv) to determine and, subject to Section 11, to modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of Award Agreements;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) to impose any limitations on Awards, including limitations on transfers, repurchase provisions and the like, and to exercise repurchase rights or obligations;

(vii) subject to Section 5(a)(ii) and any restrictions imposed by Section 409A, to extend at any time the period in which Stock Options may be exercised; and

(viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including Award Agreements); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

(ix) Delegation of Authority to Grant Options. Subject to applicable law, the Committee, in its discretion, may delegate to the Chief Executive Officer of the Company the power to designate non-officer employees to be recipients of Options, and to determine the number of such Options to be received by such employees; provided, however, that the resolution so authorizing the Chief Executive Officer shall specify the total number of Options the Chief Executive Officer may so award and may not delegate to the Chief Executive Officer the authority to set the exercise price or the vesting terms of such Options. Any such delegation by the Committee shall also provide that the Chief Executive Officer may not grant Awards to himself or herself (or other officers) without the approval of the Committee. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and all Holders.

(c) Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award.

(d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s or any Subsidiary’s governing documents, including its or their memorandum and articles of association, certificate of incorporation and bylaws, or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company or any Subsidiary.

(e) Non-U.S. Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiary operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries, if any additional, shall be covered by the Plan; (ii) determine which individuals, if any, outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the stock limitation contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.

SECTION 3. SHARES ISSUABLE UNDER THE PLAN; MERGERS AND OTHER TRANSACTIONS; SUBSTITUTION

(a) Shares Issuable. The maximum number of Shares reserved and available for issuance under the Plan shall be 14,653,915 Shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the Shares underlying any Awards that are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) and Shares that are withheld upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall be added back to the Shares available for issuance under the Plan. Subject to such overall limitations, Shares may be issued up to such maximum number pursuant to any type or types of Award, and no more than 57,000,000 Shares may be issued pursuant to Incentive Stock Options. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.

(b) Changes in Shares. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional Shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, in each case, without the receipt of consideration by the Company, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for other securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate and proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per Share subject to each outstanding Award, and (iv) the exercise price for each Share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The Committee shall in any event make such adjustments as may be required by Section 25102(o) of the California Corporation Code and the rules and regulations promulgated thereunder. The adjustment by the Committee shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(c) Sale Events.

(i) Options.

(A) In the case of and subject to the consummation of a Sale Event, the Plan and all outstanding Options issued hereunder shall terminate upon the effective time of any such Sale Event unless assumed or continued by the successor entity, or new stock options or other awards of the successor entity or parent thereof are substituted therefor, with an equitable or proportionate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder and/or pursuant to the terms of any Award Agreement).

(B) In the event of the termination of the Plan and all outstanding Options issued hereunder pursuant to Section 3(c), each Holder of Options shall be permitted, within a period of time prior to the consummation of the Sale Event as specified by the Committee, to exercise all such Options which are then exercisable or will become exercisable as of the effective time of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

(C) Notwithstanding anything to the contrary in Section 3(c)(i)(A), in the event of a Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Holders of Options, without any consent of the Holders, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per Share pursuant to the Sale Event (the “Sale Price”) times the number of Shares subject to outstanding Options being cancelled (to the extent then vested and exercisable, including by reason of acceleration in connection with such Sale Event, at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding vested and exercisable Options.

(ii) Restricted Stock Awards and Restricted Stock Unit Awards.

(A) In the case of and subject to the consummation of a Sale Event, all unvested Restricted Stock Awards and Restricted Stock Unit Awards (other than those becoming vested as a result of the Sale Event) issued hereunder shall be forfeited immediately prior to the effective time of any such Sale Event unless assumed or continued by the successor entity, or awards of the successor entity or parent thereof are substituted therefor, with an equitable or proportionate adjustment as to the number and kind of shares subject to such awards as such parties shall agree (after taking into account any acceleration hereunder and/or pursuant to the terms of any Award Agreement).

(B) In the event of the forfeiture of Restricted Stocks pursuant to Section 3(c)(ii)(A), such Restricted Stocks shall, subject to compliance with the Companies Law (as Revised) of the Cayman Islands or any state law, be repurchased from the Holder thereof at a price per share equal to the original per share purchase price paid by the Holder (subject to adjustment as provided in Section 3(b)) for such Shares.

(C) Unless otherwise provided in an Award Agreement, and not withstanding anything to the contrary in Section 3(c)(ii)(A), in the event of a Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Holders of Restricted Stock Awards and Restricted Stock Unit Awards, without consent of the Holders, in exchange for the cancellation thereof, in an amount equal to the Sale Price times the number of Shares subject to such Awards, to be paid at the time of such Sale Event or upon the later vesting of such Awards.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, directors, Consultants and key persons of the Company and any Subsidiary who are selected from time to time by the Committee in its sole discretion; provided, however, that Awards shall be granted only to those individuals described in Rule 701(c) of the Securities Act.

SECTION 5. STOCK OPTIONS

Upon the grant of a Stock Option, the Company and the grantee shall enter into an Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Terms of Stock Options. The Committee in its discretion may grant Stock Options to those individuals who meet the eligibility requirements of Section 4. Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(i) Exercise Price. The exercise price per share for the Shares covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the Grant Date. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price per share for the Shares covered by such Incentive Stock Option shall not be less than 110 percent of the Fair Market Value on the Grant Date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years from the Grant Date. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the Grant Date.

(iii) Exercisability; Rights of a Shareholder. Stock Options shall become exercisable and/or vested at such time or times, whether or not in installments, as shall be determined by the Committee at or after the Grant Date. The Award Agreement may permit a grantee to exercise all or a portion of a Stock Option immediately at grant; provided that the Shares issued upon such exercise shall be subject to restrictions and a vesting schedule identical to the vesting schedule of the related Stock Option, such Shares shall be deemed to be Restricted Stocks for purposes of the Plan, and the optionee may be required to enter into an additional or new Award Agreement as a condition to exercise of such Stock Option. An optionee shall have the rights of a stockholder only as to Shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options. An optionee shall not be deemed to have acquired any Shares unless and until a Stock Option shall have been exercised pursuant to the terms of the Award Agreement and this Plan and the optionee’s name has been entered on the books of the Company as a stockholder.

(iv) Method of Exercise. Stock Options may be exercised by an optionee in whole or in part, by the optionee giving written or electronic notice of exercise to the Company, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods (or any combination thereof) to the extent provided in the Award Agreement:

(A) In cash, by certified or bank check, by wire transfer of immediately available funds, or other instrument acceptable to the Committee;

(B) If permitted by the Committee, by the optionee delivering to the Company a promissory note, if the Board has expressly authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his or her Stock Option; provided, that at least so much of the exercise price as represents the par value of the Shares shall be paid in cash if required by the laws of the Cayman Islands or state law;

(C) If permitted by the Committee (and provided that the repurchase is permitted as a matter of the laws of the Cayman Islands) and the Initial Public Offering has occurred (or the Shares otherwise become publicly-traded), through the delivery (or attestation to the ownership) of Shares that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. To the extent required to avoid variable accounting treatment under ASC 718 or other applicable accounting rules, such surrendered Shares if originally purchased from the Company shall have been owned by the optionee for at least six months. Such surrendered Shares shall be valued at Fair Market Value on the exercise date;

(D) If permitted by the Committee and the Initial Public Offering has occurred (or the Shares otherwise become publicly-traded), by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

(E) If permitted by the Committee, and only with respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. No certificates for Shares so purchased will be issued to the optionee or, with respect to uncertificated Shares, no transfer to the optionee on the records of the Company will take place, until the Company has completed all steps it has deemed necessary to satisfy legal requirements relating to the issuance and sale of the Shares, which steps may include, without limitation, (i) receipt of a representation from the optionee at the time of exercise of the Option that the optionee is purchasing the Shares for the optionee’s own account and not with a view to any sale or distribution of the Shares or other representations relating to compliance with applicable law governing the issuance of securities, (ii) the legending of the certificate (or notation on any book entry) representing the Shares to evidence the foregoing restrictions, and (iii) obtaining from optionee payment or provision for all withholding taxes due as a result of the exercise of the Option. The delivery of certificates representing the Shares (or the transfer to the optionee on the records of the Company with respect to uncertificated Shares) to be purchased pursuant to the exercise of a Stock Option will be contingent upon (A) receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of laws and (B) if required by the Company, the optionee shall have entered into any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Shares. In the event an optionee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the optionee upon the exercise of the Stock Option shall be net of the number of Shares attested to.

(b) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and any Subsidiary that become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000 or such other limit as may be in effect from time to time under Section 422 of the Code. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(c) Termination. Any portion of a Stock Option that is not vested and exercisable on the date of termination of an optionee’s Service Relationship shall immediately expire and be null and void. Once any portion of the Stock Option becomes vested and exercisable, the optionee’s right to exercise such portion of the Stock Option (or the optionee’s representatives and legatees as applicable) in the event of a termination of the optionee’s Service Relationship shall continue until the earliest of: (i) the date which is: (A) 12 months following the date on which the optionee’s Service Relationship terminates due to death or Disability (or such longer period of time as determined by the Committee and set forth in the applicable Award Agreement), or (B) three months following the date on which the optionee’s Service Relationship terminates if the termination is due to any reason other than death or Disability (or such longer period of time as determined by the Committee and set forth in the applicable Award Agreement), or (ii) the Expiration Date set forth in the Award Agreement; provided that notwithstanding the foregoing, an Award Agreement may provide that if the optionee’s Service Relationship is terminated for Cause, the Stock Option shall terminate immediately and be null and void upon the date of the optionee’s termination and shall not thereafter be exercisable.

SECTION 6. RESTRICTED STOCK AWARDs and Restricted Stock Unit AwardS

(a) Nature of Awards. The Committee may, in its sole discretion, grant (or sell at par value or such other purchase price determined by the Committee) to an eligible individual under Section 4 hereof a Restricted Stock Award or Restricted Stock Unit Award under the Plan. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Award or Restricted Stock Unit Award at the time of grant. Conditions may be based on continuing employment (or other Service Relationship), achievement of pre-established performance goals and objectives and/or such other criteria as the Committee may determine. Upon the grant of a Restricted Stock Award or Restricted Stock Unit Awards, the Company and the grantee shall enter into an Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Shareholder.

(i) Restricted Stock Awards. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee of Restricted Stocks shall be considered the record owner of and shall be entitled to vote the Restricted Stocks if, and to the extent, such Shares are entitled to voting rights, subject to such conditions contained in the Award Agreement. The grantee shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stocks shall remain in the possession of the Company until such Restricted Stocks are vested as provided in subsection (d) below of this Section, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock transfer form endorsed in blank and such other instruments of transfer as the Committee may prescribe.

(ii) Restricted Stock Unit Awards. Participants who are granted Restricted Stock Unit Awards will not receive ownership or voting rights with respect to their Restricted Stock Unit Awards until Shares are settled and delivered to participant. Dividend equivalents may be credited in respect of Shares covered by a Restricted Stock Unit Award, as determined by the Committee and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Committee, such dividend equivalents may be converted into additional Shares covered by the Restricted Stock Unit Award in such manner as determined by the Committee. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(c) Restrictions. Restricted Stocks and Restricted Stock Unit Awards may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Award Agreement. Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 11 below, in writing after the Award Agreement is issued, if a grantee’s Service Relationship with the Company and any Subsidiary terminates, the Company or its assigns shall have the right, as may be specified in the relevant instrument, to repurchase some or all of the Shares subject to Restricted Stock Awards at such purchase price as is set forth in the Award Agreement.

(d) Vesting of Awards. The Committee at the time of grant shall specify in the Award Agreement the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the substantial risk of forfeiture imposed shall lapse and the Restricted Stocks or Restricted Stock Unit Awards shall become vested, subject to such further rights of the Company or its assigns as may be specified in the Award Agreement.

(e) Additional Terms for Restricted Stock Unit Awards.

(i) Settlement. A Restricted Stock Unit Award may be settled by the delivery of Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Committee and contained in the Restricted Stock Unit Award Agreement.

(ii) Termination of Participant’s Service Relationship. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the termination of the participant’s Service Relationship.

SECTION 7. transfer restrictions; company RIGHT OF FIRST REFUSAL; COMPANY repurchase rights

(a) Restrictions on Transfer.

(i) Non-Transferability of Stock Options. Stock Options and, prior to exercise, the Shares issuable upon exercise of such Stock Option, shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award Agreement regarding a given Stock Option that the optionee may transfer by gift, without consideration for the transfer, his or her Non-Qualified Stock Options to his or her family members (as defined in Rule 701 of the Securities Act), to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners (to the extent such trusts or partnerships are considered “family members” for purposes of Rule 701 of the Securities Act), provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award Agreement, including the execution of a stock transfer form upon the issuance of Shares. Stock Options, and the Shares issuable upon exercise of such Stock Options, shall be restricted as to any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” (as defined in the Exchange Act) or any “call equivalent position” (as defined in the Exchange Act) prior to exercise.

(ii) Shares. No Shares shall be Transferred , whether voluntarily or by operation of law, unless (i) the Transfer is in compliance with the terms of the applicable Award Agreement, the articles of association of the Company, all applicable securities laws (including, without limitation, the Securities Act), and with the terms and conditions of this Section 7, (ii) the Transfer does not cause the Company to become subject to the reporting requirements of the Exchange Act, (iii) the transferee consents in writing to be bound by the provisions of the Plan and the Award Agreement, including this Section 7, if required by the Company, and (iv) the Transfer is a Permitted Transfer. In connection with any proposed Transfer, the Committee may require the transferor to provide at the transferor’s own expense an opinion of counsel to the transferor, satisfactory to the Committee, that such Transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Shares not in accordance with the terms and conditions of this Section 7 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Shares as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of Shares. The Company shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity including, without limitation, seeking specific performance or the rescission of any Transfer not made in strict compliance with the provisions of this Section 7.

(b) Right of First Refusal. In the event that a Holder desires at any time to sell or otherwise Transfer all or any part of his or her Shares (other than Restricted Stocks which by their terms are not transferrable) and the Company gives a Holder Transfer Approval, the Holder first shall give written notice to the Company of the Holder’s intention to make such Transfer. Such notice shall state the number of Shares that the Holder proposes to sell (the “Offered Shares”), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee. At any time within 30 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice. The Company or its assigns shall exercise this right by mailing or delivering written notice to the Holder within the foregoing 30-day period. If the Company or its assigns elect to exercise its purchase rights under this Section 7(b), the closing for such purchase shall, in any event, take place within 45 days after the receipt by the Company of the initial notice from the Holder. In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 45-day period, the Holder shall be required to pay a transaction processing fee of $10,000 to the Company (unless waived by the Committee) and then may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in the Holder’s notice. Any Shares not sold to the proposed transferee shall remain subject to the Plan. If the Holder is a party to any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Shares, (i) the transferring Holder shall comply with the requirements of such stockholders agreements or other agreements relating to any proposed transfer of the Offered Shares, and (ii) any proposed transferee that purchases Offered Shares shall enter into such stockholders agreements or other agreements with the Company and/or certain of the Company’s stockholders relating to the Offered Shares on the same terms and in the same capacity as the transferring Holder.

(c) Company’s Right of Repurchase.

(i) Right of Repurchase for Unvested or Restricted Stocks

(A) Right of Repurchase for Unvested Shares Issued Upon the Exercise of an Option. Upon a Termination Event, the Company or its assigns shall have the right and option to repurchase from a Holder of Shares acquired upon exercise of a Stock Option which are still subject to a risk of forfeiture as of the Termination Event. Such repurchase rights may be exercised by the Company within the later of (A) six months following the date of such Termination Event or (B) seven months after the acquisition of Shares upon exercise of a Stock Option. The repurchase price shall be equal to the lower of the original per share price paid by the Holder, subject to adjustment as provided in Section 3(b) of the Plan, or the current Fair Market Value of such Shares as of the date the Company elects to exercise its repurchase rights.

(B) Right of Repurchase With Respect to Restricted Stocks. Upon a Termination Event, the Company or its assigns shall have the right and option to repurchase from a Holder of Shares received pursuant to a Restricted Stock Award any Shares that are still subject to a risk of forfeiture as of the Termination Event. Such repurchase right may be exercised by the Company within six months following the date of such Termination Event. The repurchase price shall be the lower of the original per share purchase price paid by the Holder, subject to adjustment as provided in Section 3(b) of the Plan, or the current Fair Market Value of such Shares as of the date the Company elects to exercise its repurchase rights.

(ii) Right of Repurchase with Respect to Issued Shares. Upon a Termination Event, the Company or its assigns shall have the right and option to repurchase from a Holder of Shares acquired upon exercise of a Stock Option or received pursuant to a Restricted Stock Award or Restricted Stock Unit Award that are no longer subject to a risk of forfeiture as of the Termination Event. Such repurchase rights may be exercised by the Company (I) for Shares acquired upon exercise of a Stock Option, within the later of (A) six months following the date of such Termination Event or (B) seven months after the acquisition of Shares upon exercise of a Stock Option, and (II) for Shares received pursuant to a Restricted Stock Award or Restricted Stock Unit Award, within the later of (A) six months following the date of such Termination Event or (B) seven months after the Shares became vested. The repurchase price shall be (x) in the case of a repurchase following a termination of the Holder’s Service Relationship with the Company or any Subsidiary for Cause, the lesser of the original per share price paid by the Holder, subject to adjustment as provided in Section 3(b) of the Plan, or the current Fair Market Value of such Shares as of the date the Company elects to exercise its repurchase rights, or (y) in the case of any other Termination Event, the fair market value of such Shares as of such date as determined by the Board.

(iii) Procedure. Any repurchase right of the Company shall be exercised by the Company or its assigns by giving the Holder written notice on or before the last day of the repurchase period of its intention to exercise such repurchase right. Upon such notification, the Holder shall promptly surrender to the Company, free and clear of any liens or encumbrances, any certificates representing the Shares being purchased, together with a duly executed stock transfer form for the transfer of such Shares to the Company or the Company’s assignee or assignees. Upon the Company’s or its assignee’s receipt of the certificates from the Holder, the Company or its assignee or assignees shall deliver to him, her or them a check for the applicable repurchase price; provided, however, that the Company may pay the repurchase price by offsetting and canceling any indebtedness then owed by the Holder to the Company.

(d) Drag Along Right. In the event the holders of a majority of the Company’s voting securities then outstanding (the “Majority Shareholders”) determine to enter into a Sale Event in a bona fide negotiated transaction (a “Sale”), with any non-Affiliate of the Company or any majority stockholder (in each case, the “Buyer”), a Holder of Shares, including any Permitted Transferee, shall be obligated to and shall upon the written request of the Majority Shareholders: (a) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, his or her Shares (including for this purpose all of such Holder’s Shares that presently or as a result of any such transaction may be acquired upon the exercise of an Option (following the payment of the exercise price therefor)) on substantially the same terms applicable to the Majority Shareholders (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of preferred shares); and (b) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Shares in favor of any Sale proposed by the Majority Shareholders and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents as the Majority Shareholders or the Buyer may reasonably require in order to carry out the terms and provisions of this Section 7(d).

(e) Escrow Arrangement.

(i) Escrow. In order to carry out the provisions of this Section 7 of this Plan more effectively, the Company shall hold any Shares issued pursuant to Awards granted under the Plan in escrow together with separate stock transfer forms executed by the Holder in blank for transfer. The Company shall not dispose of the Shares except as otherwise provided in this Plan. In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Holder, as the Holder’s attorney-in-fact, to date and complete the stock transfer forms necessary for the transfer of the Shares being purchased and to transfer such Shares in accordance with the terms hereof. At such time as any Shares are no longer subject to the Company’s repurchase and first refusal rights, the Company shall, at the written request of the Holder, deliver to the Holder a certificate representing such Shares with the balance of the Shares to be held in escrow pursuant to this Section.

(ii) Remedy. Without limitation of any other provision of this Plan or other rights, in the event that a Holder or any other Person is required to sell a Holder’s Shares pursuant to the provisions of Sections 7(b) or (c) hereof and in the further event that he or she refuses or for any reason fails to deliver to the Company or its designated purchaser of such Shares the certificate or certificates evidencing such Shares together with a related stock transfer form, the Company or such designated purchaser may deposit the applicable purchase price for such Shares with a bank designated by the Company, or with the Company’s independent public accounting firm, as agent or trustee, or in escrow, for such Holder or other Person, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by such Holder as provided above. Upon any such deposit and/or offset by the Company or its designated purchaser of such amount and upon notice to the Person who was required to sell the Shares to be sold pursuant to the provisions of Sections 7(b) or (c), such Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, such Holder shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

(f) Lockup Provision. If requested by the Company, a Holder shall not sell or otherwise transfer or dispose of any Shares (including, without limitation, pursuant to Rule 144 under the Securities Act) held by him or her for such period following the effective date of a public offering by the Company of Shares as the Company shall specify reasonably and in good faith. If requested by the underwriter engaged by the Company, each Holder shall execute a separate letter confirming his or her agreement to comply with this Section.

(g) Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of securities of the Company, the restrictions contained in this Section 7 shall apply with equal force to additional and/or substitute securities, if any, received by Holder in exchange for, or by virtue of his or her ownership of, Shares.

(h) Termination. The terms and provisions of Section 7(b) and Section 7(c) (except for the Company’s right to repurchase Shares still subject to a risk of forfeiture upon a Termination Event) shall terminate upon the closing of the Company’s Initial Public Offering or upon consummation of any Sale Event, in either case as a result of which Shares are registered under Section 12 of the Exchange Act and publicly-traded on any national security exchange.

SECTION 8. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any U.S. Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and, if applicable, any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates (or evidence of book entry) to any grantee is subject to and conditioned on any such tax withholding obligations being satisfied by the grantee.

(b) Other Withholding Methods. The Company’s required tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from Shares, or by such other method approved in an Award Agreement, an amount that is up to, but not in excess of, the maximum statutory withholding rate.

SECTION 9. Section 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as may be specified by the Committee from time to time. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. The Company makes no representation or warranty and shall have no liability to any grantee under the Plan or any other Person with respect to any penalties or taxes under Section 409A that are, or may be, imposed with respect to any Award.

SECTION 10. sECTION 457a

To the extent that any Award is determined to constitute “nonqualified deferred compensation” from a nonqualified entity within the meaning of Section 457A (a “457A Award”), the Award shall be subject to such additional rules and requirements as may be specified by the Committee from time to time. It is intended that any such 457A Award will either be in full compliance with or be exempt from Section 457A of the Code. The Company makes no representation or warranty and shall have no liability to any grantee under the Plan or any other Person with respect to any penalties or taxes under Section 457A that are, or may be, imposed with respect to any Award.

SECTION 11. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the consent of the holder of the Award. The Committee may exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation of outstanding Stock Options and by granting such holders new Awards in replacement of the cancelled Stock Options. To the extent determined by the Committee to be required either by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or otherwise, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 11 shall limit the Board’s or Committee’s authority to take any action permitted pursuant to Section 3(c). The Board reserves the right to amend the Plan and/or the terms of any outstanding Stock Options to the extent reasonably necessary to comply with the requirements of the exemption pursuant to paragraph (f)(4) of Rule 12h-1 of the Exchange Act.

SECTION 12. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly so determine in connection with any Award.

SECTION 13. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. No Shares shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Shares and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to grantees under the Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company; provided that stock certificates to be held in escrow pursuant to Section 7 of the Plan shall be deemed delivered when the Company shall have recorded the issuance in its records. Uncertificated Shares shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c) No Employment Rights. The adoption of the Plan and the grant of Awards do not confer upon any Person any right to continued employment or Service Relationship with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy-related restrictions, terms and conditions as may be established by the Committee, or in accordance with policies set by the Committee, from time to time.

(e) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award on or after the grantee’s death or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

(f) Legend. Any certificate(s) representing the Shares shall carry substantially the following legend (and with respect to uncertificated Shares, the book entries evidencing such shares shall contain the following notation):

The transferability of this certificate and the shares represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in the Canoo Inc. Amended 2018 Stock Option and Grant Plan and any agreements entered into thereunder by and between the company and the holder of this certificate (a copy of which is available at the offices of the company for examination).

(g) Information to Holders of Options. In the event the Company is relying on the exemption from the registration requirements of Section 12(g) of the Exchange Act contained in paragraph (f)(1) of Rule 12h-1 of the Exchange Act, the Company shall provide the information described in Rule 701(e)(3), (4) and (5) of the Securities Act to all holders of Options in accordance with the requirements thereunder. The foregoing notwithstanding, the Company shall not be required to provide such information unless the optionholder has agreed in writing, on a form prescribed by the Company, to keep such information confidential.

SECTION 14. EFFECTIVE DATE OF PLAN

The Plan shall become effective upon adoption by the Board and shall be approved by stockholders in accordance with applicable state law and the Company’s governing documents, including its Memorandum and Articles of Association within 12 months thereafter. If the stockholders fail to approve the Plan within 12 months after its adoption by the Board, then any Awards granted or sold under the Plan shall be rescinded and no additional grants or sales shall thereafter be made under the Plan. Subject to such approval by stockholders and to the requirement that no Shares may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of the Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the date the Plan is adopted by the Board or the date the Plan is approved by the Company’s stockholders, whichever is earlier.

SECTION 15. GOVERNING LAW

This Plan, all Awards and any controversy arising out of or relating to this Plan and all Awards shall be governed by and construed in accordance with the laws of the Cayman Islands as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the Cayman Islands.

DATE ADOPTED BY THE BOARD OF DIRECTORS:	December 17, 2020

DATE APPROVED BY THE STOCKHOLDERS:	December 21, 2020

NON-QUALIFIED STOCK OPTION GRANT NOTICE

UNDER THE CANOO INC.
2018 Stock Option and Grant Plan

Pursuant to the Canoo Inc. 2018 Stock Option and Grant Plan, as amended (the “Plan”), Canoo Inc., a Delaware corporation (together with any successor, the “Company”), has granted to the individual named below, an option (the “Stock Option”) to purchase on or prior to the Expiration Date, or such earlier date as is specified herein, all or any part of the number of shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company indicated below (the “Shares”), at the Option Exercise Price per Share, subject to the terms and conditions set forth in this Non-Qualified Stock Option Grant Notice (the “Grant Notice”), the attached Non-Qualified Stock Option Agreement (the “Agreement”) and the Plan. This Stock Option is not intended to qualify as an “incentive stock option” as defined in Section 422(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

Name of Optionee:	_________ (the “Optionee”)

No. of Shares:	_________ Common Stock

Grant Date:	_________

Vesting Commencement Date:	_________ (the “Vesting Commencement Date”)

Expiration Date:	_________ (the “Expiration Date”)

Option Exercise Price/Share:	$ _________ (the “Option Exercise Price”)

Vesting Schedule:

Attachments: Non-Qualified Stock Option Agreement, 2018 Stock Option and Grant Plan

NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE CANOO INC.
2018 Stock Option and Grant Plan

All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Grant Notice and the Plan.

1. Vesting, Exercisability and Termination.

(a) No portion of this Stock Option may be exercised until such portion shall have vested and become exercisable.

(b) Except as set forth below, and subject to the determination of the Committee in its sole discretion to accelerate the vesting schedule hereunder, this Stock Option shall be vested and exercisable on the respective dates indicated below:

(i) This Stock Option shall initially be unvested and unexercisable.

(ii) This Stock Option shall vest and become exercisable in accordance with the Vesting Schedule set forth in the Grant Notice.

(c) Termination. Except as may otherwise be provided by the Committee, if the Optionee’s Service Relationship is terminated, the period within which to exercise this Stock Option will be subject to earlier termination as set forth below (and if not exercised within such period, shall thereafter terminate subject, in each case, to Section 5(c) of the Plan):

(i) Termination Due to Death or Disability. If the Optionee’s Service Relationship terminates by reason of such Optionee’s death or Disability, this Stock Option may be exercised, to the extent exercisable on the date of such termination, by the Optionee, the Optionee’s legal representative or legatee for a period of 12 months from the date of death or Disability or until the Expiration Date, if earlier.

(ii) Other Termination. If the Optionee’s Service Relationship terminates for any reason other than death or Disability, and unless otherwise determined by the Committee, this Stock Option may be exercised, to the extent exercisable on the date of termination, for a period of 90 days from the date of termination or until the Expiration Date, if earlier; provided however, if the Optionee’s Service Relationship is terminated for Cause, this Stock Option shall terminate immediately upon the date of such termination.

For purposes hereof, the Committee’s determination of the reason for termination of the Optionee’s Service Relationship shall be conclusive and binding on the Optionee and his or her representatives or legatees and any Permitted Transferee. Any portion of this Stock Option that is not vested and exercisable on the date of termination of the Service Relationship shall terminate immediately and be null and void.

2. Exercise of Stock Option.

(a) The Optionee may exercise this Stock Option only in the following manner: Prior to the Expiration Date, the Optionee may deliver a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating his or her election to purchase some or all of the Shares with respect to which this Stock Option is then exercisable. Such notice shall specify the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the methods described in Section 5 of the Plan, subject to the limitations contained in such Section of the Plan, including the requirement that the Committee specifically approve in advance certain payment methods.

(b) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date.

3. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan.

4. Transferability of Stock Option. This Stock Option is personal to the Optionee and is not transferable by the Optionee in any manner other than by will or by the laws of descent and distribution. The Stock Option may be exercised during the Optionee’s lifetime only by the Optionee (or by the Optionee’s guardian or personal representative in the event of the Optionee’s incapacity). The Optionee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company and may revoke or change such designation at any time by filing written notice of revocation or change with the Company; such beneficiary may exercise the Optionee’s Stock Option in the event of the Optionee’s death to the extent provided herein. If the Optionee does not designate a beneficiary, or if the designated beneficiary predeceases the Optionee, the legal representative of the Optionee may exercise this Stock Option to the extent provided herein in the event of the Optionee’s death.

5. Restrictions on Transfer of Shares. The Shares acquired upon exercise of the Stock Option shall be subject to certain transfer restrictions and other limitations including, without limitation, the provisions contained in Section 7 of the Plan.

6. Miscellaneous Provisions.

(a) Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(b) Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reincorporation, reclassification, share dividend, share split, reverse share split or other similar change in the Common Stock, the outstanding Common Stock is increased or decreased or are exchanged for a different number or kind of securities of the Company, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, this Stock Option or Shares acquired pursuant thereto.

(c) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands.

(e) Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(f) Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(g) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(h) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(i) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

(j) Integration. This Agreement, the Grant Notice and the Plan constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

[SIGNATURE PAGE FOLLOWS]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

Canoo Inc.

By:
Name:
Title:

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 7 thereof, and understands that this Stock Option is subject to the terms of the Plan and of this Agreement. This Agreement is hereby accepted, and the terms and conditions of the Plan, the Grant Notice and this Agreement are hereby agreed to, by the undersigned as of the date first above written.

OPTIONEE:

Name:

Address:

I acknowledge that I have read the

foregoing Non-Qualified Stock Option Agreement

and understand the contents thereof.

DESIGNATED BENEFICIARY:

Beneficiary’s Address:

Appendix A

STOCK OPTION EXERCISE NOTICE

Canoo Inc. Attention: [____________________]

____________________________

____________________________

Pursuant to the terms of the grant notice and Stock Option agreement between the undersigned and Canoo Inc. (the “Company”) dated __________ (the “Agreement”) under the Canoo Inc. 2018 Stock Option and Grant Plan, as amended, I, [Insert Name] ________________, hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $______ representing the purchase price for [Fill in number of Shares] _______ Shares. I have chosen the following form(s) of payment:

☐	1.	Cash
☐	2.	Certified or bank check payable to EVelozcity Inc.
☐	3.	Other (as referenced in the Agreement and described in the Plan (please describe)) _____________________________________________________.

In connection with my exercise of the option as set forth above, I hereby represent and warrant to the Company as follows:

(i) I am purchasing the Shares for my own account for investment only, and not for resale or with a view to the distribution thereof.

(ii) I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.

(iii) I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(iv) I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period of time.

(v) I understand that the Shares may not be registered under the U.S. Securities Act of 1933 (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the U.S. Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirement thereof). I further acknowledge that certificates representing Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Shares will include similar restrictive notations.

(vi) I have read and understand the Plan and acknowledge and agree that the Shares are subject to all of the relevant terms of the Plan, including without limitation, the transfer restrictions set forth in Section 7 of the Plan.

(vii) I understand and agree that the Company has a right of first refusal with respect to the Shares pursuant to Section 7(b) of the Plan.

(viii) I understand and agree that the Company has certain repurchase rights with respect to the Shares pursuant to Section 7(c) of the Plan.

(ix) I understand and agree that I may not sell or otherwise transfer or dispose of the Shares for a period of time following the effective date of a public offering by the Company as described in Section 7(c) of the Plan.

Sincerely yours,

Name:

Address:

Date:

Restricted Stock Agreement for option
under the Canoo Inc.
2018 Stock Option and Grant Plan

All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Non-Qualified Stock Option Grant Notice (the “Grant Notice”) and Non-Qualified Stock Option Agreement (the “Option Agreement”) between Canoo Inc. (the “Company”) and _______________ (the “Grantee”) for __________________ shares of Common Stock (the “Shares”) with a Grant Date of ___________, ______ under the Canoo Inc. 2018 Stock Option and Grant Plan (the “Plan”).

1. Purchase and Sale of Shares; Vesting.

(a) Purchase and Sale. The Company hereby sold to the Grantee, and the Grantee hereby purchased from the Company, on ________________, 20[__], the number of shares of Common Stock set forth in the Stock Option Exercise Notice (_______ Shares) dated __________ , pursuant to the Grant Notice and Option Agreement, for the aggregate Option Exercise Price for the Shares so purchased.

(b) Vesting. The risk of forfeiture shall lapse with respect to the Shares, and such Shares shall become vested, on the respective dates indicated on the Vesting Schedule set forth in the Grant Notice.

2. Repurchase Right. Upon a Termination Event, the Company shall have the right to repurchase the Shares (whether or not vested) as set forth in Section 7(c) of the Plan.

3. Restrictions on Transfer of Shares and Right of First Refusal. The Shares (whether or not vested) shall be subject to certain transfer restrictions and other limitations including, without limitation, the provisions contained in Section 7 of the Plan.

4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Restricted Stock Agreement shall be subject to and governed by all the terms and conditions of the Plan.

5. Miscellaneous Provisions.

(a) Record Owner; Dividends. The Grantee and any Permitted Transferees, during the duration of this Agreement, shall be considered the record owners of and shall be entitled to vote the Shares if and to the extent the Shares are entitled to voting rights. The Grantee and any Permitted Transferees shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

(b) Section 83(b) Election. The Grantee shall consult with the Grantee’s tax advisor to determine whether it would be appropriate for the Grantee to make an election under Section 83(b) of the Code with respect to the Shares. Any such election must be filed with the U.S. Internal Revenue Service within 30 days of the date of exercise. If the Grantee makes an election under Section 83(b) of the Code, the Grantee shall give prompt notice to the Company (and provide a copy of such election to the Company). A sample Section 83(b) election is attached to this Agreement as Exhibit A.

(c) Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(d) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands.

(f) Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(g) Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(h) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(i) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(j) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]

The foregoing Restricted Stock Agreement is hereby accepted and the terms and conditions thereof are hereby agreed to by the undersigned as of the date written in Section 1(a) above.

Canoo Inc.

By:
Name:
Title:

Address:

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 7 thereof and understands that the Shares purchased hereby are subject to the terms of the Plan, the Grant Notice, and this Agreement. This Agreement is hereby accepted, and the terms and conditions of the Plan, the Grant Notice and this Agreement are hereby agreed to, by the undersigned as of the date first above written.

GRANTEE:

Name:

Address:

SPOUSE’S CONSENT

I acknowledge that I have read the

foregoing Restricted Stock Agreement

and understand the contents thereof.

EXHIBIT A

Section 83(b) Election

The undersigned hereby elects pursuant to §83(b) of the U.S. Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

Name:	__________________________

Address:	__________________________

Social Security No.:	__________________________

Taxable Year: Calendar Year 2019

2.	The property which is the subject of this election is [number of early exercised shares] shares of Common Stock of Canoo Inc.

3.	The property was transferred to the undersigned on [date of purchase/transfer].

4.	The property is subject to the following restrictions:

The Shares will be subject to restrictions on transfer and risk of forfeiture upon termination of service relationship and in certain other events.

5.	The fair market value of the property at time of transfer (determined without regard to any restrictions other than nonlapse restrictions as defined in §1.83-3(h) of the Income Tax Regulations) is $[FMV @ time of exercise] per share x [number of early exercised shares] shares = $_______________.

6.	For the property transferred, the undersigned paid $[exercise price] per share x [number of early exercised shares] shares = $_________________.

7.	The amount to include in gross income is $[amount reported in Item 5 minus the amount reported in Item 6].

The undersigned taxpayer will file this election with the Internal Revenue Service Office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property, at the IRS address listed for the taxpayer’s state under “Are you not including a check or money order . . .” given in Where Do You File in the Instructions for Form 1040 and the Instructions for Form 1040A (which information can also be found at: https://www.irs.gov/uac/where-to-file-addresses-for-taxpayers-and-tax-professionals). A copy of the election will also be furnished to the person for whom the services were performed. The undersigned is the person performing services in connection with which the property was transferred.

Dated: __________________, 2019  ___________________________________

ACKNOWLEDGMENT AND STATEMENT OF DECISION
REGARDING SECTION 83(b) ELECTION

The undersigned has provided an exercise notice to Canoo Inc., a Delaware corporation (the “Company”), pursuant to which the undersigned is purchasing ________ shares of common stock of the Company (the “Shares”). In connection with the purchase of the Shares, the undersigned hereby represents as follows:

1. The undersigned has carefully reviewed the Restricted Stock purchase agreement pursuant to which the undersigned is purchasing the Shares.

2. The undersigned either (check and complete as applicable):

(a)___	has consulted, and has been fully advised by, the undersigned’s own tax advisor, __________________________, whose business address is _________________________________________________________, regarding the federal, state and local tax consequences of purchasing the Shares, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and pursuant to the corresponding provisions, if any, of applicable state law; or

(b)___	has knowingly chosen not to consult such a tax advisor.

3. The undersigned hereby states that the undersigned has decided to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned’s executed Restricted Stock purchase agreement, an executed form entitled “Election Under Section 83(b) of the Internal Revenue Code of 1986;”

4. Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s purchase of the Shares or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Dated: __________________	PURCHASER:

(Signature)

Address:

Spouse of Purchaser

THIS IRREVOCABLE POWER OF ATTORNEY is made on _____________

BY	_______________________________,

of [Address]__________________________________________________________.

IT IS DECLARED THAT

I, _________________________, do HEREBY APPOINT THE, ___________, in his capacity as a ________________ and, should he no longer serve ____________, his successor as determined by the ________________ (the “Attorney-In-Fact”) of Canoo Inc. (the “Company”) to be my true and lawful attorney-in-fact, for and in the name of, and on behalf of, me acting in accordance with section 8 of the Powers of Attorney Law (as amended) of the Cayman Islands , to act as my Attorney-In Fact in respect of my voting as a stockholder of the Company, including to represent me at meetings of the stockholders of the Company and to sign written resolutions of the stockholders of the Company on my behalf.

AND IT IS FURTHER DECLARED THAT

1. I hereby ratify and confirm, and agree to ratify and confirm, any acts and other things whatsoever that the Attorney-In-Fact shall do or purport to do by virtue of this Power of Attorney.

2. By the execution of this Power of Attorney, I hereby hold harmless the person named above as my Attorney-In-Fact (and any substitute or delegate of such Attorney-In-Fact) from all actions, proceedings, losses, costs, damages, expenses, claims, demands and other liabilities of any nature whatsoever incurred by reason of the Attorney-In-Fact acting pursuant to or in reliance on this Power of Attorney.

3. This Power of Attorney is given to secure a proprietary interest and is irrevocable except with the written agreement of the Attorney-In-Fact.

4. This Power of Attorney shall be governed by and construed in accordance with the laws of the Cayman Islands.

IN WITNESS whereof I have executed this Power of Attorney as a deed the day and year first above written.

)
)
)
)	________________________

in the presence of:

________________________

Signature of Witness

STOCK OPTION EXERCISE NOTICE

Canoo Inc.

Attention: [____________________]

____________________________

____________________________

Pursuant to the terms of the grant notice and Stock Option agreement between the undersigned and Canoo Inc. (the “Company”) dated __________ (the “Agreement”) under the Canoo Inc. 2018 Stock Option and Grant Plan, I, [Insert Name] ________________, hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $______ representing the purchase price for [Fill in number of Shares] _______ Shares. I have chosen the following form(s) of payment:

☐	1.	Cash
☐	2.	Certified or bank check payable to Canoo Inc.
☐	3.	Other (as referenced in the Agreement and described in the Plan (please describe)) _____________________________________________________.

In connection with my exercise of the option as set forth above, I hereby represent and warrant to the Company as follows:

(i) I am purchasing the Shares for my own account for investment only, and not for resale or with a view to the distribution thereof.

(ii) I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.

(iii) I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(iv) I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period of time.

(v) I understand that the Shares may not be registered under the U.S. Securities Act of 1933 (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the U.S. Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirement thereof). I further acknowledge that certificates representing Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Shares will include similar restrictive notations.

(vi) To the extent required, I have executed and delivered to the Company the Restricted Stock Agreement attached as Appendix B to the Agreement.

(vii) I have read and understand the Plan and acknowledge and agree that the Shares are subject to all of the relevant terms of the Plan, including without limitation, the transfer restrictions set forth in Section 7 of the Plan.

(viii) I understand and agree that the Company has a right of first refusal with respect to the Shares pursuant to Section 7(b) of the Plan.

(ix) I understand and agree that the Company has certain repurchase rights with respect to the Shares pursuant to Section 7(c) of the Plan.

(x) I understand and agree to the restrictions with respect to my Shares pursuant to Section 6(i) of the Non-Qualified Stock Option Agreement.

(xi) I understand and agree that I may not sell or otherwise transfer or dispose of the Shares for a period of time following the effective date of a public offering by the Company as described in Section 7(c) of the Plan.

Sincerely yours,

Name:

Address:

Date:

Canoo Inc.

Restricted Stock Unit Grant Notice
(2018 Stock Option and Grant Plan)

Canoo Inc., a Delaware corporation (the “Company”), pursuant to its 2018 Stock Option and Grant Plan (the “Plan”), hereby awards to the person named below (“Participant”) a Restricted Stock Unit Award for the number of Shares (“Restricted Stock Units”) set forth below (this “Award”). This Award is subject to all of the terms and conditions as set forth in this Restricted Stock Unit Grant Notice (this “Grant Notice”), as well as the Plan and the Restricted Stock Unit Award Agreement (the “Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein shall have the meanings set forth in the Plan or the Agreement. In the event of any conflict between the terms in this Grant Notice, the Agreement and/or the Plan, the terms of the Plan shall control.

Participant:	__________ (“Participant”)
Date of Grant:	__________
Vesting Commencement Date:	__________ (“Vesting Commencement Date”)
Number of Restricted Stock Units:	__________
Expiration Date:	The earlier to occur of: (a) the date on which settlement of all vested Restricted Stock Units granted hereunder occurs and (b) the tenth (10th) anniversary of the Date of Grant.

Vesting Schedule:

Issuance Schedule:	Subject to adjustment as provided for in Section 3 of the Agreement, one Share will be issued for each Restricted Stock Unit that vests at the time set forth in Section 5 of the Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of Shares pursuant to this Award specified above and supersede all prior oral and written agreements on the terms of this Award, with the exception, if applicable, of any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. Participant acknowledges that there may be tax consequences as a result of the Restricted Stock Units (including upon grant, vesting or settlement of the Restricted Stock Units and/or disposition of the Shares) and that Participant should consult a tax adviser generally about the taxation of the Restricted Stock Units. Participant agrees and acknowledges that the Time and Service Based Requirement may change prospectively in the event that Participant’s service status changes (for example, during a leave of absence or a change from full-time to part-time status). To the extent applicable, Participant agrees and acknowledges that the Award satisfies any prior commitment to grant options to purchase Shares or other Plan awards that have not been granted as of the date hereof that may have been contained in an offer of employment to Participant from the Company or any Subsidiary or otherwise communicated by the Company or any Subsidiary to Participant.

By accepting this Award, Participant acknowledges having received and read the Grant Notice, the Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Canoo Inc.		Participant

By:
	Signature		Signature

Title:		Date:

Date:

Attachments:	Attachment I: Restricted Stock Unit Award Agreement
Attachment II: 2018 Stock Option and Grant Plan

Attachment I

Canoo Inc.

2018 Stock Option and Grant Plan

Restricted Stock Unit Award Agreement

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (the “Agreement”), Canoo Inc., a Delaware corporation (the “Company”), has awarded you (“Participant”) a Restricted Stock Unit Award (this “Award”) pursuant to the Company’s 2018 Stock Option and Grant Plan (the “Plan”) for the number of Restricted Stock Units indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or the Grant Notice shall have the same meanings given to them in the Plan. The terms of Participant’s Award, in addition to those set forth in the Grant Notice, are as follows.

1. Grant of Award. This Award represents the right to be issued on a future date one (1) Share for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to adjustment under Section 3 below) as indicated in the Grant Notice, subject to the limitations contained in the Grant Notice, this Agreement and/or the Plan. This Award was granted in consideration of Participant’s services to the Company or a Subsidiary.

2. Vesting. Subject to the limitations contained in the Grant Notice, this Agreement and/or the Plan, Participant’s Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice. If Participant’s Continuous Service Status terminates for any reason, all unvested Restricted Stock Units shall, except as may otherwise be set forth in the Grant Notice, be automatically forfeited to the Company without consideration and at no cost to the Company, and all rights of Participant to such Restricted Stock Units shall immediately terminate. In case of any dispute as to whether a termination of Continuous Service Status has occurred, the Board and/or the Committee, as applicable, shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

3. Number of Shares. The number of Restricted Stock Units subject to Participant’s Award may be adjusted from time to time for capital adjustments, as provided in Section 3(b) of the Plan. Any additional Restricted Stock Units, Shares, cash or other property that becomes subject to this Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board and/or the Committee, as applicable, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and Shares covered by Participant’s Award. Notwithstanding the provisions of this Section 3, no fractional Shares or rights for fractional Shares shall be created pursuant to this Section 3. Any fraction of a Share will not be issued but the Fair Market Value of such fraction of a Share will either be paid in cash or will be rounded down to the nearest whole Share, as determined by the Board and/or the Committee, as applicable.

4. Compliance with Laws. This Award will not be effective unless it is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of this Award and also on the date of settlement of this Award. Notwithstanding any other provision in the Grant Notice, this Agreement or the Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Award prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure so do.

5. Date of Issuance.

(a) General. Subject to the delayed settlement provisions set forth in Section 5(b) below and satisfaction of the Withholding Obligation set forth in Section 7 below, the Company will deliver to Participant one (1) Share for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to adjustment under Section 3 above, and subject to any different provisions in the Grant Notice or this Agreement) on the following schedule (each such date or event below, a “Settlement Date”):

(i) the Settlement Date for then-vested Restricted Stock Unit(s) will occur on the earlier of (1) the next trading day following the expiration of the period provided in Section 11 below (the “Lock-Up Period”), and (2) the date that is the 15th day of the third calendar month of the applicable calendar year following the year in which the Merger Vesting Event occurs.

(ii) In the case of any Restricted Stock Unit(s) that vest on a Subsequent Vesting Event, the Settlement Date for the Restricted Stock Unit(s) vesting on the applicable date will be within 30 days after such Subsequent Vesting Event.

(b) Delayed Settlement. Notwithstanding Section 5(a) above, following the Merger Vesting Event, as applicable, in the event that:

(i) Participant is subject to a policy permitting certain individuals to sell shares only during certain “window” periods in effect from time to time or Participant is otherwise prohibited from selling shares of the Company’s Shares in the public market and any shares covered by the Award are scheduled to be delivered on a day (the “Original Settlement Date”) that (1) does not occur during an open “window period” applicable to Participant, as determined by the Company in accordance with such policy, or (2) does not occur on a date when Participant is otherwise permitted to sell shares of the Company’s Shares on the open market (including under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with applicable policies), and

(ii) either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Settlement Date, (A) not to satisfy the Withholding Obligation by withholding Shares from the Shares otherwise due to Participant under this Award on the Original Settlement Date, (B) not to permit Participant to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 7 of this Agreement (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not permit Participant to pay Participant’s Withholding Obligation in cash, then the Shares that would otherwise be issued to Participant on the Original Settlement Date will not be delivered on such Original Settlement Date and will instead be delivered on the first business day when Participant is not prohibited from selling shares of the Company’s Shares in the open public market, but in no event later than the 15th day of the third calendar month of the calendar year following the calendar year in which the applicable Restricted Stock Units are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(c) The form of delivery (e.g., a stock certificate or electronic entry evidencing such Shares) shall be determined by the Company.

(d) Unless and until such time as, and only to the extent that, Shares are issued in settlement of vested Restricted Stock Units, Participant shall have no ownership of the Shares subject to the Restricted Stock Units and shall have no right to dividends or to vote such Shares.

6. Dividends. Participant shall receive no benefit or adjustment to Participant’s Award with respect to any cash dividend, stock dividend or other distribution that does not result from an adjustment as provided for in Section 3(b) of the Plan; provided, however, that this sentence will not apply with respect to any Shares that are delivered to Participant in connection with Participant’s Award after such Shares have been delivered to Participant.

7. Withholding Obligation.

(a) As a condition to the issuance of Shares pursuant to this Award, Participant agrees to make arrangements satisfactory to the Company or a Subsidiary for the payment of the Withholding Obligation (as defined below) that arises upon grant, vesting and/or settlement of the Award (or any portion thereof) and at any other time as reasonably requested by the Company in accordance with applicable tax laws. In furtherance of the foregoing, Participant hereby authorizes any required withholding from the Shares issuable to Participant and/or otherwise agrees to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Subsidiary that arise in connection with Participant’s Award (the “Withholding Obligation”).

(b) By accepting this Award, Participant acknowledges and agrees that the Company or any Subsidiary may, in its sole discretion, satisfy all or any portion of the Withholding Obligation relating to Participant’s Restricted Stock Units by any of the following means or by a combination of such means, and Participant’s acceptance of this Award constitutes Participant’s consent to any such actions: (i) causing Participant to pay any portion of the Withholding Obligation in cash, check or wire of immediately available funds; (ii) withholding from any compensation otherwise payable to Participant by the Company or any Subsidiary; (iii) withholding Shares from the Shares issued or otherwise issuable to Participant in connection with the Award with a Fair Market Value as of the applicable date of determination equal to the amount of such Withholding Obligation; provided, however, that the number of such Shares so withheld will not exceed the amount necessary to satisfy the Withholding Obligation using up to (but not in excess of) the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Committee, as applicable; and/or (iv) permitting or requiring Participant to enter into a “same day sale” or “sell to cover” arrangement, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby Participant irrevocably elects to sell a portion of the Shares to be delivered in connection with Participant’s Restricted Stock Units to satisfy the Withholding Obligation and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Obligation directly to the Company and/or its affiliates. Unless the Withholding Obligation is satisfied, the Company shall have no obligation to deliver to Participant any Shares or any other consideration pursuant to this Award.

(c) In the event the Withholding Obligation arises prior to the delivery to Participant of Shares or it is determined after the delivery of Shares to Participant that the amount of the Withholding Obligation was greater than the amount withheld by the Company or any Subsidiary, Participant agrees to indemnify and hold the Company (or any applicable Subsidiary) harmless from any liability to withhold the proper amount.

8. Tax Consequences. The Company (or any applicable Subsidiary) has no duty or obligation to minimize the tax consequences to Participant of this Award and shall not be liable to Participant for any adverse tax consequences to Participant arising in connection with this Award. Participant is hereby advised to consult with Participant’s own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by accepting this Award, Participant has agreed that Participant has done so or knowingly and voluntarily declined to do so. Participant understands that Participant shall be responsible for Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

9. Transfer Restrictions.

(a) Transfer Restrictions on Restricted Stock Units. Prior to the time that Shares have been delivered to Participant, Participant may not transfer, which includes without limitation a transfer, assignment, granting of a lien or security interest in, pledging, hypothecating, encumbering, selling or otherwise disposing of this Award or the Shares issuable in respect of Participant’s Award, except that Participant’s Award is transferable by will and by the laws of descent and distribution such that, at Participant’s death, vesting of Participant’s Award will cease and Participant’s executor or administrator of Participant’s estate shall be entitled to receive, on behalf of Participant’s estate, any Shares or other consideration that vested but was not issued before Participant’s death. For example, Participant may not use Shares that may be issued in respect of Participant’s Restricted Stock Units as security for a loan. The restrictions on transfer of the Restricted Stock Units set forth herein will lapse upon delivery to Participant of Shares in respect of Participant’s vested Restricted Stock Units; provided that such delivered Shares shall be subject to the restrictions otherwise set forth in this Agreement and the Plan.

(b) Transfer Restrictions on Shares.

(i) Restriction on Transfer. Participant shall not transfer, which includes without limitation a transfer, assignment, granting of a lien or security interest in, pledging, hypothecating, encumbering, selling or otherwise disposing of the Shares or any interest in the Shares issued pursuant to this Agreement (including, without limitation, a transfer by gift or operation of law) except with the prior written consent of the Board or the Committee, as applicable (which such consent may be withheld for any legitimate corporate purpose, as determined by the Board or the Committee, as applicable), and in compliance with the provisions of the Plan, this Agreement, the Company’s Bylaws (or similar document), the Company’s then current Insider Trading Policy, and applicable securities and other laws.

(ii) Transfer of Shares. Participant or any transferee of the Shares (each, a “Holder”) seeking to transfer some or all of its Shares shall give written notice thereof to the Company that shall include: (1) the name of the Holder; (2) the proposed transferee; (3) the number of Shares of the transfer of which approval is thereby requested; (4) the purchase price (if any) of the shares proposed for transfer; (5) written assurances, in form and substance satisfactory to counsel for the Company, that (A) the proposed disposition does not require registration of the Shares under the Securities Act or under any applicable foreign, federal, state and local securities or other laws or (B) all appropriate actions necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) or applicable foreign, federal, state and local securities and other laws have been taken; and (6) written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of the regulations promulgated under Section 25102(o), Rule 701 or under any other applicable securities or other laws or adversely affect the Company’s ability to rely on the exemption(s) from registration under the Securities Act or under any other applicable securities or other laws for the grant of the Restricted Stock Units, the issuance of Shares upon settlement thereof or any other issuance of securities, whether under the Plan or otherwise.  The Company may require the Holder to supplement its notice with such additional information as the Company may request.

(iii) Transferee Obligations. Each person (other than the Company) to whom the Shares or any interest therein are transferred by means of one of the permitted transfers specified in this Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred Shares are subject to (1) the Company’s Bylaws (or similar document), (2) the market stand-off provisions of Section 11 of this Agreement and (3) the other restrictions, including without limitation restrictions on transferability, contained herein and in the Plan, to the same extent such Shares would be so subject if retained by Participant.

(iv) Limitation on Restrictions. The transfer restrictions set forth in this Section 9(b) will cease to apply as of the Merger Vesting Event.

(v) Purported Transfers. Any purported transfer of any Shares effected in violation of this Section 9(b) or otherwise in the Plan or this Agreement shall be null and void and shall have no force or effect and the Company shall not record any such purported transfer.

10. Restrictive Legends.

(a) Legends. Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares, to the extent appropriate, together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND TRANSFER AS SET FORTH IN THE COMPANY’S BYLAWS (OR SIMILAR DOCUMENT) AND/OR A RESTRICTED STOCK UNIT AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH SALE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN RESTRICTED STOCK UNIT AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS (OR LONGER) AFTER THE EFFECTIVE DATE OF CERTAIN PUBLIC OFFERINGS OF THE SHARES OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

11. Market Stand-Off. Participant agrees that, subject to any early release provisions that apply pro rata to stockholders of the Company according to their holdings of the Company’s Shares (determined on an as-converted into common stock or share (as applicable) basis), Participant will not, if requested by the Company, for a period of up to one hundred eighty (180) days following the Merger Vesting Event or for a period of time determined by the Company in response to any trading restrictions imposed by the Company with respect to the Merger Vesting Event, directly or indirectly sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any Shares of the Company, HCAC or their successors or securities convertible into Shares of the Company, HCAC or their successors. In order to enforce the foregoing covenant, the Company, HCAC or their successors shall have the right to place restrictive legends on the certificates representing the Shares subject to this Section 11 and to impose stop transfer instructions with respect to the Shares until the end of such period. Participant further agrees to enter into any agreement reasonably required by the Company, HCAC or their successors to implement the foregoing restrictions on transfer.

12. Execution of Documents. Participant hereby acknowledges and agrees that the manner selected by the Company by which Participant indicates Participant’s consent to Participant’s Grant Notice is also deemed to be Participant’s execution and acceptance of Participant’s Grant Notice and of this Agreement. Participant further agrees that such manner of indicating consent may be relied upon as Participant’s signature for establishing Participant’s execution of any documents to be executed in the future in connection with Participant’s Award.

13. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THE GRANT NOTICE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR OTHER SERVICE PROVIDER FOR THE VESTING PERIOD, OR FOR ANY PERIOD AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR A SUBSIDIARY, PARENT OR AFFILIATE OF THE COMPANY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE OR OTHER SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

14. Unsecured Obligation. Participant’s Award is unfunded, and as a holder of a vested Award, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares (or other property or cash) pursuant to this Agreement. Participant shall not have voting or any other rights as a stockholder of the Company with respect to the Shares to be issued pursuant to this Agreement until such Shares are issued to Participant pursuant to Section 5 of this Agreement. Upon such issuance, Participant will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.

15. Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time an electronic confirmation of receipt is received, if delivery is by email; (iii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iv) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (v) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. Any notice for delivery outside the United States will be sent by email, facsimile or by express courier. Any notice not delivered personally or by email will be sent with postage and/or other charges prepaid and properly addressed to Participant at the last known address or facsimile number on the books of the Company (or applicable Subsidiary), or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto or, in the case of the Company, to it at its principal place of business. Notices to the Company will be marked “Attention: General Counsel” or other designated officer of the Company. Notices by facsimile shall be machine verified as received. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request Participant’s consent to participate in the Plan by electronic means. By accepting this Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16. Headings. The headings of the sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

17. Miscellaneous.

(a) The rights and obligations of the Company under Participant’s Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b) Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of Participant’s Award.

(c) Participant acknowledges and agrees that Participant has reviewed Participant’s Award in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting Participant’s Award and fully understands all provisions of Participant’s Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Board or the Committee, as applicable, for review. The resolution of such a dispute by the Board or the Committee, as applicable, shall be final and binding on the Company and Participant.

(f) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18. Governing Plan Document. Participant’s Award is subject to all the provisions of this Agreement, the Grant Notice and the Plan, the provisions of which are hereby made a part of Participant’s Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Participant’s Award (and any compensation paid or Shares issued under Participant’s Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

19. Effect on Other Employee Benefit Plans. The value of this Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Subsidiary.

20. Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands.

22. Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Participant and by a duly authorized representative of the Company, except as otherwise permitted by the Plan.

23. Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant.

24. Section 409A of the Code. This Award is intended to be exempt from the application of Section 409A of the Code, including but not limited to by reason of complying with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein shall be interpreted accordingly. Notwithstanding the foregoing, if it is determined that this Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and determined to be deferred compensation subject to Section 409A of the Code, this Award shall comply with Section 409A of the Code to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. If it is determined that this Award is deferred compensation subject to Section 409A of the Code and Participant is a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of Participant’s “separation from service” (as defined in Section 409A of the Code), then the issuance of any Shares that would otherwise be made upon the date of Participant’s separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service (or Participant’s earlier death), with the balance of the Shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the Shares is necessary to avoid the imposition of adverse taxation on Participant in respect of the Shares under Section 409A of the Code. Each installment of Shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

* * * * *

Attachment II

2018 Stock Option and Grant Plan

Canoo Inc.

Restricted Share Unit Grant Notice
(2018 Share Option and Grant Plan)

Canoo Inc., a Delaware Corporation the “Company”), pursuant to its 2018 Share Option and Grant Plan (the “Plan”), hereby awards to the person named below (“Participant”) a Restricted Share Unit Award for the number of Shares (“Restricted Share Units”) set forth below (this “Award”). This Award is subject to all of the terms and conditions as set forth in this Restricted Share Unit Grant Notice (this “Grant Notice”), as well as the Plan and the Restricted Share Unit Award Agreement (the “Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein shall have the meanings set forth in the Plan or the Agreement. In the event of any conflict between the terms in this Grant Notice, the Agreement and/or the Plan, the terms of the Plan shall control.

Participant:	«Name»
Date of Grant:	«Grant_Date»
Vesting Commencement Date:	«Vesting Commencement Date»
Number of Restricted Share Units:	«Shares»
Expiration Date:	The earlier to occur of: (a) the date on which settlement of all vested Restricted Share Units granted hereunder occurs and (b) the tenth (10th) anniversary of the Date of Grant.

Vesting Schedule:

Issuance Schedule:	Subject to adjustment as provided for in Section 3 of the Agreement, one Share will be issued for each Restricted Share Unit that vests at the time set forth in Section 5 of the Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of Shares pursuant to this Award specified above and supersede all prior oral and written agreements on the terms of this Award, with the exception, if applicable, of any compensation recovery policy required by applicable law. Participant acknowledges that there may be tax consequences as a result of the Restricted Share Units (including upon grant, vesting or settlement of the Restricted Share Units and/or disposition of the Shares) and that Participant should consult a tax adviser generally about the taxation of the Restricted Share Units. Participant agrees and acknowledges that the Time and Service Based Requirement may change prospectively in the event that Participant’s service status changes (for example, during a leave of absence), in each case consistent with the terms of the Plan (and the definitions of “Service Relationship” and “Termination Event” set forth thereunder). To the extent applicable, Participant agrees and acknowledges that the Award satisfies any prior commitment to grant options to purchase Shares or other Plan awards that have not been granted as of the date hereof that may have been contained in an offer of employment to Participant from the Company or any Subsidiary or otherwise communicated by the Company or any Subsidiary to Participant.

By accepting this Award, Participant acknowledges having received and read the Grant Notice, the Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Canoo Inc.		Participant

By:
	Signature		Signature

Title:		Date:

Date:

Attachments:	Attachment I: Restricted Share Unit Award Agreement
Attachment II: 2018 Share Option and Grant Plan

Attachment I

Canoo Inc.

2018 Share Option and Grant Plan

Restricted Share Unit Award Agreement

Pursuant to the Restricted Share Unit Grant Notice (the “Grant Notice”) and this Restricted Share Unit Award Agreement (the “Agreement”), Canoo Inc., a Delaware Corporation (the “Company”), has awarded you (“Participant”) a Restricted Share Unit Award (this “Award”) pursuant to the Company’s 2018 Share Option and Grant Plan (the “Plan”) for the number of Restricted Share Units indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or the Grant Notice shall have the same meanings given to them in the Plan. The terms of Participant’s Award, in addition to those set forth in the Grant Notice, are as follows.

1. Grant of Award. This Award represents the right to be issued on a future date one (1) Share for each Restricted Share Unit that vests on the applicable vesting date(s) (subject to adjustment under Section 3 below) as indicated in the Grant Notice, subject to the limitations contained in the Grant Notice, this Agreement and/or the Plan. This Award was granted in consideration of Participant’s services to the Company or a Subsidiary.

2. Vesting. Subject to the limitations contained in the Grant Notice, this Agreement and/or the Plan, Participant’s Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice. If Participant’s Continuous Service Status terminates for any reason, all unvested Restricted Share Units shall, except as may otherwise be set forth in the Grant Notice, be automatically forfeited to the Company without consideration and at no cost to the Company, and all rights of Participant to such Restricted Share Units shall immediately terminate. In case of any dispute as to whether a termination of Continuous Service Status has occurred, the Board and/or the Committee, as applicable, shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

3. Number of Shares. The number of Restricted Share Units subject to Participant’s Award may be adjusted from time to time for capital adjustments, as provided in Section 3(b) of the Plan. Any additional Restricted Share Units, Shares, cash or other property that becomes subject to this Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board and/or the Committee, as applicable, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Share Units and Shares covered by Participant’s Award. Notwithstanding the provisions of this Section 3, no fractional Shares or rights for fractional Shares shall be created pursuant to this Section 3. Any fraction of a Share will not be issued but the Fair Market Value of such fraction of a Share will either be paid in cash or will be rounded down to the nearest whole Share, as determined by the Board and/or the Committee, as applicable.

4. Compliance with Laws. This Award will not be settled unless and until it is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of this Award and also on the date of settlement of this Award. Notwithstanding any other provision in the Grant Notice, this Agreement or the Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Award prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure so do. Notwithstanding anything herein to the contrary, the Company shall use reasonable best efforts to resolve any such compliance or similar issues limiting settlement on a timely basis.

5. Date of Issuance.

(a) General. Subject to the delayed settlement provisions set forth in Section 5(b) below and satisfaction of the Withholding Obligation set forth in Section 7 below, the Company will deliver to Participant one (1) Share for each Restricted Share Unit that vests on the applicable vesting date(s) (subject to adjustment under Section 3 above, and subject to any different provisions in the Grant Notice or this Agreement) on the following schedule (each such date or event below, a “Settlement Date”):

(i) If the Initial Vesting Event is a Change in Control, then the Settlement Date for then-vested Restricted Share Unit(s) will be as of immediately prior to the effective time of the Change in Control.

(ii) If the Initial Vesting Event is an IPO, a Public Trading Event or the Merger, then the Settlement Date for then-vested Restricted Share Unit(s) will occur on the earlier of (1) the next trading day following the expiration of the period provided in Section 11 below (the “Lock-Up Period”), and (2) the date that is the 15th day of the third calendar month of the applicable calendar year following the year in which the IPO, Public Trading Event or the Merger occurs.

(iii) In the case of any Restricted Share Unit(s) that vest(s) on a Subsequent Vesting Event (including after a Change in Control, IPO, Public Trading Event or the Merger, as applicable), the Settlement Date for the Restricted Share Unit(s) vesting on the applicable date will be within 30 days after such Subsequent Vesting Event.

(b) Delayed Settlement. Notwithstanding Sections 5(a)(ii) and 5(a)(iii) above, following the IPO, a Public Trading Event or the Merger, as applicable, in the event that:

(i) Participant is subject to a policy permitting certain individuals to sell shares only during certain “window” periods in effect from time to time or Participant is otherwise prohibited from selling shares of the Company’s Shares in the public market and any shares covered by the Award are scheduled to be delivered on a day (the “Original Settlement Date”) that (1) does not occur during an open “window period” applicable to Participant, as determined by the Company in accordance with such policy, or (2) does not occur on a date when Participant is otherwise permitted to sell shares of the Company’s Shares on the open market (including under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with applicable policies), and

(ii) either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Settlement Date, (A) not to satisfy the Withholding Obligation by withholding Shares from the Shares otherwise due to Participant under this Award on the Original Settlement Date, and (B) not to permit Participant to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 7 of this Agreement (including but not limited to a commitment under a 10b5-1 Arrangement), and (3) Participant elects not to pay Participant’s Withholding Obligation in cash, in each such case at maximum permissible statutory withholding rates, then the Shares that would otherwise be issued to Participant on the Original Settlement Date will not be delivered on such Original Settlement Date and will instead be delivered on the first business day when Participant is not prohibited from selling shares of the Company’s Shares in the open public market, but in no event later than the 15th day of the third calendar month of the calendar year following the calendar year in which the applicable Restricted Share Units are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(c) The form of delivery (e.g., a stock certificate or electronic entry evidencing such Shares) shall be determined by the Company.

(d) Unless and until such time as, and only to the extent that, Shares are issued in settlement of vested Restricted Share Units, Participant shall have no ownership of the Shares subject to the Restricted Share Units and shall have no right to dividends or to vote such Shares.

6. Dividends. - In the event of any cash dividend, stock dividend or other distribution that does not result from an adjustment as provided for in Section 3(b) of the Plan, Participant shall, consistent with Section 6(b)(ii) of the Plan, be credited with dividend equivalents in respect of Shares covered by the Award, which dividend equivalents shall be payable in cash (to the extent shareholders receive cash), stock (to the extent shareholders receive a dividend payable in shares of stock of the Company or its successor) or other property (to the extent shareholders receive property other than cash or stock of the Company or its successor), in each case, on the applicable Settlement Date set forth in Section 5 in respect of the portion of the Award that has vested as of, and is settled on, such Settlement Date or, to the extent the Award has not vested on the applicable Settlement Date, on the date on which the applicable portion of the Award vests and is settled.

7. Withholding Obligation.

(a) As a condition to the issuance of Shares pursuant to this Award, Participant agrees to make arrangements satisfactory to the Company or a Subsidiary for the payment of the Withholding Obligation (as defined below) that arises upon grant, vesting and/or settlement of the Award (or any portion thereof) and at any other time as reasonably requested by the Company in accordance with applicable tax laws. In furtherance of the foregoing, Participant hereby authorizes any required withholding from the Shares issuable to Participant and/or otherwise agrees to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Subsidiary that arise in connection with Participant’s Award (the “Withholding Obligation”).

(b) By accepting this Award, Participant acknowledges and agrees that the Company or any Subsidiary may, in its sole discretion, satisfy all or any portion of the Withholding Obligation (at rates up to the maximum statutory withholding rates for federal, state, local, and foreign tax purposes) relating to Participant’s Restricted Share Units by any of the following means or by a combination of such means, and Participant’s acceptance of this Award constitutes Participant’s consent to any such actions: (i) causing Participant to pay any portion of the Withholding Obligation in cash, check or wire of immediately available funds; (ii) withholding from any compensation otherwise payable to Participant by the Company or any Subsidiary; (iii) withholding Shares from the Shares issued or otherwise issuable to Participant in connection with the Award with a Fair Market Value as of the applicable date of determination equal to the amount of such Withholding Obligation; provided, however, that the number of such Shares so withheld will not exceed the amount necessary to satisfy the Withholding Obligation using up to (but not in excess of) the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Committee, as applicable; and/or (iv) permitting Participant to enter into a “same day sale” or “sell to cover” arrangement, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby Participant irrevocably elect to sell a portion of the Shares to be delivered in connection with Participant’s Restricted Share Units to satisfy the Withholding Obligation and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Obligation directly to the Company and/or its affiliates. Unless the Withholding Obligation is satisfied, the Company shall have no obligation to deliver to Participant any Shares or any other consideration pursuant to this Award.

(c) In the event the Withholding Obligation arises prior to the delivery to Participant of Shares or it is determined after the delivery of Shares to Participant that the amount of the Withholding Obligation was greater than the amount withheld by the Company or any Subsidiary, Participant agrees to indemnify and hold the Company (or any applicable Subsidiary) harmless from any liability to withhold the proper amount.

8. Tax Consequences. The Company (or any applicable Subsidiary) has no duty or obligation to minimize the tax consequences to Participant of this Award and shall not be liable to Participant for any adverse tax consequences to Participant arising in connection with this Award. Participant is hereby advised to consult with Participant’s own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by accepting this Award, Participant has agreed that Participant has done so or knowingly and voluntarily declined to do so. Participant understands that Participant shall be responsible for Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

9. Transfer Restrictions.

(a) Transfer Restrictions on Restricted Share Units. Prior to the time that Shares have been delivered to Participant, Participant may not transfer, which includes without limitation a transfer, assignment, granting of a lien or security interest in, pledging, hypothecating, encumbering, selling or otherwise disposing of this Award or the Shares issuable in respect of Participant’s Award, except that Participant’s Award is transferable by will and by the laws of descent and distribution such that, at Participant’s death, vesting of Participant’s Award will cease and Participant’s executor or administrator of Participant’s estate shall be entitled to receive, on behalf of Participant’s estate, any Shares or other consideration that vested but was not issued before Participant’s death. For example, Participant may not use Shares that may be issued in respect of Participant’s Restricted Share Units as security for a loan. The restrictions on transfer of the Restricted Share Units set forth herein will lapse upon delivery to Participant of Shares in respect of Participant’s vested Restricted Share Units; provided that such delivered shares shall be subject to the restrictions otherwise set forth in this Agreement.

(b) Transfer Restrictions on Shares.

(i) Restriction on Transfer. Participant shall not transfer, which includes without limitation a transfer, assignment, granting of a lien or security interest in, pledging, hypothecating, encumbering, selling or otherwise disposing of the Shares or any interest in the Shares issued pursuant to this Agreement (including, without limitation, a transfer by gift or operation of law) except with the prior written consent of the Board or the Committee, as applicable (which such consent may be withheld for any legitimate corporate purpose, as determined by the Board or the Committee, as applicable), and in compliance with the provisions of the Plan, this Agreement, the Company’s Bylaws (or similar document), the Company’s then current Insider Trading Policy, and applicable securities and other laws.

(ii) Transfer of Shares. Participant or any transferee of the Shares (each, a “Holder”) seeking to transfer some or all of its Shares shall give written notice thereof to the Company that shall include: (1) the name of the Holder; (2) the proposed transferee; (3) the number of Shares of the transfer of which approval is thereby requested; (4) the purchase price (if any) of the shares proposed for transfer; (5) written assurances, in form and substance satisfactory to counsel for the Company, that (A) the proposed disposition does not require registration of the Shares under the Securities Act or under any applicable foreign, federal, state and local securities or other laws or (B) all appropriate actions necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) or applicable foreign, federal, state and local securities and other laws have been taken; and (6) written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of the regulations promulgated under Section 25102(o), Rule 701 or under any other applicable securities or other laws or adversely affect the Company’s ability to rely on the exemption(s) from registration under the Securities Act or under any other applicable securities or other laws for the grant of the Restricted Share Units, the issuance of Shares upon settlement thereof or any other issuance of securities, whether under the Plan or otherwise.  The Company may require the Holder to supplement its notice with such additional information as the Company may request.

(iii) Transferee Obligations. Each person (other than the Company) to whom the Shares or any interest therein are transferred by means of one of the permitted transfers specified in this Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred Shares are subject to (1) the Company’s Bylaws (or similar document), (2) the market stand-off provisions of Section 11 of this Agreement and (3) the other restrictions, including without limitation restrictions on transferability, contained herein and in the Plan, to the same extent such Shares would be so subject if retained by Participant.

(iv) Limitation on Restrictions. The transfer restrictions set forth in this Section 9(b) will cease to apply as of the earlier of an IPO, a Public Trading Event or the Merger. Additionally, notwithstanding anything to the contrary in Section 7 of the Plan: (i) in the event that the Company or its assign, as applicable, does not elect to exercise its right of first refusal under Section 7(b) of the Plan with respect to any Shares settled in respect of this Award, Participant shall not be required to pay any transaction processing fee; (ii) Section 7(c)(ii) of the Plan shall not apply with respect to any Shares settled in respect of this Award in connection with any Termination Event other than a termination of Participant’s Service Relationship with the Company or any Subsidiary for Cause; and (iii) in connection with any Sale described in Section 7(d), Participant shall not be required to enter into any non-competition or non-solicitation covenant without Participant’s prior written consent.

(v) Purported Transfers. Any purported transfer of any Shares effected in violation of this Section 9(b) or otherwise in the Plan or this Agreement shall be null and void and shall have no force or effect and the Company shall not record any such purported transfer.

10. Restrictive Legends.

(a) Legends. Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares, to the extent appropriate, together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND TRANSFER AS SET FORTH IN THE COMPANY’S BYLAWS (OR SIMILAR DOCUMENT) AND/OR A RESTRICTED SHARE UNIT AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH SALE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN RESTRICTED SHARE UNIT AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS (OR LONGER) AFTER THE EFFECTIVE DATE OF CERTAIN PUBLIC OFFERINGS OF THE SHARES OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

11. Market Stand-Off. Participant agrees that, subject to any early release provisions that apply pro rata to stockholders of the Company according to their holdings of the Company’s Shares (determined on an as-converted into common stock or share (as applicable) basis), Participant will not, if requested by the Company or, if applicable, the managing underwriter(s) in an IPO, or if requested by the Company in connection with a Public Trading Event or the Merger, for a period of up to one hundred eighty (180) days following the effective date of the registration statement relating to such IPO or, if shorter, for a period of time determined by the Company in response to any trading restrictions imposed by the Company with respect to the Public Trading Event or the Merger, directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Shares of the Company, HCAC or their successors or securities convertible into Shares of the Company, HCAC or their successors, except for sales of any securities to be included in the registration statement for an IPO. The restricted period shall in any event terminate not later than one hundred eighty (180) days after the closing date of the IPO, the Public Trading Event or the Merger, as applicable. In order to enforce the foregoing covenant, the Company, HCAC or their successors shall have the right to place restrictive legends on the certificates representing the Shares subject to this Section 11 and to impose stop transfer instructions with respect to the Shares until the end of such period. Participant further agrees to enter into any agreement reasonably required by the Company, HCAC or their successors or, if applicable, the underwriters to implement the foregoing restrictions on transfer.

12. Execution of Documents. Participant hereby acknowledges and agrees that the manner selected by the Company by which Participant indicates Participant’s consent to Participant’s Grant Notice is also deemed to be Participant’s execution and acceptance of Participant’s Grant Notice and of this Agreement. Participant further agrees that such manner of indicating consent may be relied upon as Participant’s signature for establishing Participant’s execution of any documents to be executed in the future in connection with Participant’s Award.

13. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THE GRANT NOTICE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR OTHER SERVICE PROVIDER FOR THE VESTING PERIOD, OR FOR ANY PERIOD AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR A SUBSIDIARY, PARENT OR AFFILIATE OF THE COMPANY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE OR OTHER SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

14. Unsecured Obligation. Participant’s Award is unfunded, and as a holder of a vested Award, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares (or other property or cash) pursuant to this Agreement. Participant shall not have voting or any other rights as a stockholder of the Company with respect to the Shares to be issued pursuant to this Agreement until such Shares are issued to Participant pursuant to Section 5 of this Agreement. Upon such issuance, Participant will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.

15. Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time an electronic confirmation of receipt is received, if delivery is by email; (iii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iv) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (v) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. Any notice for delivery outside the United States will be sent by email, facsimile or by express courier. Any notice not delivered personally or by email will be sent with postage and/or other charges prepaid and properly addressed to Participant at the last known address or facsimile number on the books of the Company (or applicable Subsidiary), or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto or, in the case of the Company, to it at its principal place of business. Notices to the Company will be marked “Attention: General Counsel” or other designated officer of the Company. Notices by facsimile shall be machine verified as received. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request Participant’s consent to participate in the Plan by electronic means. By accepting this Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16. Headings. The headings of the sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

17. Miscellaneous.

(a) The rights and obligations of the Company under Participant’s Award shall be transferable by the Company to any parent corporation of the Company or successor to all or substantially all of the Company’s assets, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s permitted successors and assigns.

(b) Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of Participant’s Award.

(c) Participant acknowledges and agrees that Participant has reviewed Participant’s Award in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting Participant’s Award and fully understands all provisions of Participant’s Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Board or the Committee, as applicable, for review. The resolution of such a dispute by the Board or the Committee, as applicable, shall be final and binding on the Company and Participant.

(f) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18. Governing Plan Document. Participant’s Award is subject to all the provisions of this Agreement, the Grant Notice and the Plan, the provisions of which are hereby made a part of Participant’s Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Participant’s Award (and any compensation paid or Shares issued under Participant’s Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder and any clawback policy adopted by the Company to the extent its terms are required by applicable law. No recovery of compensation under such a clawback policy will, in and of itself, be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

19. Effect on Other Employee Benefit Plans. The value of this Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Subsidiary.

20. Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands.

22. Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Participant and by a duly authorized representative of the Company, except as otherwise permitted by the Plan.

23. Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant.

24. Section 409A of the Code. This Award is intended to be exempt from the application of Section 409A of the Code, including but not limited to by reason of complying with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein shall be interpreted accordingly. Notwithstanding the foregoing, if it is determined that this Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and determined to be deferred compensation subject to Section 409A of the Code, this Award shall comply with Section 409A of the Code to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. If it is determined that this Award is deferred compensation subject to Section 409A of the Code and Participant is a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of Participant’s “separation from service” (as defined in Section 409A of the Code), then the issuance of any Shares that would otherwise be made upon the date of Participant’s separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service (or Participant’s earlier death), with the balance of the Shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the Shares is necessary to avoid the imposition of adverse taxation on Participant in respect of the Shares under Section 409A of the Code. Each installment of Shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

* * * * *

Attachment II

2018 Share Option and Grant Plan

Canoo Inc.

Restricted Share Unit Grant Notice
(2018 Share Option and Grant Plan)

Canoo Inc., a Delaware Corporation (the “Company”), pursuant to its 2018 Share Option and Grant Plan (the “Plan”), hereby awards to the person named below (“Participant”) a Restricted Share Unit Award for the number of Shares (“Restricted Share Units”) set forth below (this “Award”). This Award is subject to all of the terms and conditions as set forth in this Restricted Share Unit Grant Notice (this “Grant Notice”), as well as the Plan and the Restricted Share Unit Award Agreement (the “Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein shall have the meanings set forth in the Plan or the Agreement. In the event of any conflict between the terms in this Grant Notice, the Agreement and/or the Plan, the terms of the Plan shall control.

Participant:
Date of Grant:	_____________________________
Vesting Commencement Date:	_____________________________
Number of Restricted Share Units:	_____________________________
Expiration Date:	The earlier to occur of: (a) the date on which settlement of all vested Restricted Share Units granted hereunder occurs and (b) the tenth (10th) anniversary of the Date of Grant.

Reference to Merger Agreement: Reference is made to the Merger Agreement and Plan of Reorganization (the “Merger”) by and among Hennessy Capital Acquisition Corp. IV, a Delaware corporation (“HCAC”), HCAC IV First Merger Sub, Ltd., an exempted company incorporated with limited liability in the Cayman Islands and a direct, wholly owned subsidiary of HCAC, HCAC IV Second Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of HCAC, and the Company (the “Merger Agreement”). For the avoidance of doubt, for purposes of the Merger Agreement, this Award shall be deemed outstanding as of the Date of Grant.

Vesting Schedule:

Issuance Schedule:	Subject to adjustment as provided for in Section 3 of the Agreement, one Share will be issued for each Restricted Share Unit that vests at the time set forth in Section 5 of the Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of Shares pursuant to this Award specified above and supersede all prior oral and written agreements on the terms of this Award, with the exception, if applicable, of any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. Participant acknowledges that there may be tax consequences as a result of the Restricted Share Units (including upon grant, vesting or settlement of the Restricted Share Units and/or disposition of the Shares) and that Participant should consult a tax adviser generally about the taxation of the Restricted Share Units. Participant agrees and acknowledges that the Time and Service Based Requirement may change prospectively in the event that Participant’s service status changes (for example, during a leave of absence or a change from full-time to part-time status). To the extent applicable, Participant agrees and acknowledges that the Award satisfies any prior commitment to grant options to purchase Shares or other Plan awards that have not been granted as of the date hereof that may have been contained in an offer of employment to Participant from the Company or any Subsidiary or otherwise communicated by the Company or any Subsidiary to Participant.

By accepting this Award, Participant acknowledges having received and read the Grant Notice, the Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Canoo Inc.		Participant

By:
	Signature		Signature

Title:		Date:

Date:

Attachments:	Attachment I: Restricted Share Unit Award Agreement
Attachment II: 2018 Share Option and Grant Plan

Attachment I

Canoo Inc.

2018 Share Option and Grant Plan

Restricted Share Unit Award Agreement

Pursuant to the Restricted Share Unit Grant Notice (the “Grant Notice”) and this Restricted Share Unit Award Agreement (the “Agreement”), Canoo Inc., a Delaware corporation (the “Company”), has awarded you (“Participant”) a Restricted Share Unit Award (this “Award”) pursuant to the Company’s 2018 Share Option and Grant Plan (the “Plan”) for the number of Restricted Share Units indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or the Grant Notice shall have the same meanings given to them in the Plan. The terms of Participant’s Award, in addition to those set forth in the Grant Notice, are as follows.

1. Grant of Award. This Award represents the right to be issued on a future date one (1) Share for each Restricted Share Unit that vests on the applicable vesting date(s) (subject to adjustment under Section 3 below) as indicated in the Grant Notice, subject to the limitations contained in the Grant Notice, this Agreement and/or the Plan. This Award was granted in consideration of Participant’s services to the Company or a Subsidiary.

2. Vesting. Subject to the limitations contained in the Grant Notice, this Agreement and/or the Plan, Participant’s Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice. If Participant’s Continuous Service Status terminates for any reason, all unvested Restricted Share Units shall, except as may otherwise be set forth in the Grant Notice, be automatically forfeited to the Company without consideration and at no cost to the Company, and all rights of Participant to such Restricted Share Units shall immediately terminate. In case of any dispute as to whether a termination of Continuous Service Status has occurred, the Board and/or the Committee, as applicable, shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

3. Number of Shares. The number of Restricted Share Units subject to Participant’s Award may be adjusted from time to time for capital adjustments, as provided in Section 3(b) of the Plan. Any additional Restricted Share Units, Shares, cash or other property that becomes subject to this Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board and/or the Committee, as applicable, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Share Units and Shares covered by Participant’s Award. Notwithstanding the provisions of this Section 3, no fractional Shares or rights for fractional Shares shall be created pursuant to this Section 3. Any fraction of a Share will not be issued but the Fair Market Value of such fraction of a Share will either be paid in cash or will be rounded down to the nearest whole Share, as determined by the Board and/or the Committee, as applicable.

4. Compliance with Laws. This Award will not be settled unless and until it is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of this Award and also on the date of settlement of this Award. Notwithstanding any other provision in the Grant Notice, this Agreement or the Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Award prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure so do. Notwithstanding anything herein to the contrary, the Company shall use reasonable best efforts to resolve any such compliance or similar issues limiting settlement on a timely basis.

5. Date of Issuance.

(a) General. Subject to the delayed settlement provisions set forth in Section 5(b) below and satisfaction of the Withholding Obligation set forth in Section 7 below, the Company will deliver to Participant one (1) Share for each Restricted Share Unit that vests on the applicable vesting date(s) (subject to adjustment under Section 3 above, and subject to any different provisions in the Grant Notice or this Agreement) on the following schedule (each such date or event below a “Settlement Date”):

(i) For any Restricted Share Units that are vested as of the Merger Vesting Event, the Settlement Date shall be as soon as practicable following the Merger Vesting Event, but in no event later than March 15th of the calendar year following the year in which the vesting occurs.

(ii) In the case of any Restricted Share Unit(s) that vest on a Subsequent Vesting Event, the Settlement Date for the Restricted Share Unit(s) vesting on the applicable date will be within 30 days after such Subsequent Vesting Event.

(b) Delayed Settlement. Notwithstanding Section 5(a) above, following the Merger Vesting Event, as applicable, in the event that:

(i) Participant is subject to a policy permitting certain individuals to sell shares only during certain “window” periods in effect from time to time or Participant is otherwise prohibited from selling shares of the Company’s Shares in the public market and any shares covered by the Award are scheduled to be delivered on a day (the “Original Settlement Date”) that (1) does not occur during an open “window period” applicable to Participant, as determined by the Company in accordance with such policy, or (2) does not occur on a date when Participant is otherwise permitted to sell shares of the Company’s Shares on the open market (including under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with applicable policies), and

(ii) either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Settlement Date, (A) not to satisfy the Withholding Obligation by withholding Shares from the Shares otherwise due to Participant under this Award on the Original Settlement Date, and (B) not to permit Participant to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 7 of this Agreement (including but not limited to a commitment under a 10b5-1 Arrangement) and (3) Participant elects not to pay Participant’s Withholding Obligation in cash, in each such case at maximum permissible statutory withholding rates, then the Shares that would otherwise be issued to Participant on the Original Settlement Date will not be delivered on such Original Settlement Date and will instead be delivered on the first business day when Participant is not prohibited from selling shares of the Company’s Shares in the open public market, but in no event later than the 15th day of the third calendar month of the calendar year following the calendar year in which the applicable Restricted Share Units are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(c) The form of delivery (e.g., a stock certificate or electronic entry evidencing such Shares) shall be determined by the Company.

(d) Unless and until such time as, and only to the extent that, Shares are issued in settlement of vested Restricted Share Units, Participant shall have no ownership of the Shares subject to the Restricted Share Units and shall have no right to dividends or to vote such Shares.

6. Dividends. In the event of any cash dividend, stock dividend or other distribution that does not result from an adjustment as provided for in Section 3(b) of the Plan, Participant shall, consistent with Section 6(b)(ii) of the Plan, be credited with dividend equivalents in respect of Shares covered by the Award, which dividend equivalents shall be payable in cash (to the extent shareholders receive cash), stock (to the extent shareholders receive a dividend payable in shares of stock of the Company or its successor) or other property (to the extent shareholders receive property other than cash or stock of the Company or its successor), in each case, on the applicable Settlement Date set forth in Section 5 in respect of the portion of the Award that has vested as of, and is settled on, such Settlement Date or, to the extent the Award has not vested on the applicable Settlement Date, on the date on which the applicable portion of the Award vests and is settled.

7. Withholding Obligation.

(a) As a condition to the issuance of Shares pursuant to this Award, Participant agrees to make arrangements satisfactory to the Company or a Subsidiary for the payment of the Withholding Obligation (as defined below) that arises upon grant, vesting and/or settlement of the Award (or any portion thereof) and at any other time as reasonably requested by the Company in accordance with applicable tax laws. In furtherance of the foregoing, Participant hereby authorizes any required withholding from the Shares issuable to Participant and/or otherwise agrees to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Subsidiary that arise in connection with Participant’s Award (the “Withholding Obligation”).

(b) By accepting this Award, Participant acknowledges and agrees that the Company or any Subsidiary may, in its sole discretion, satisfy all or any portion of the Withholding Obligation (at rates up to the maximum statutory withholding rates for federal, state, local, and foreign tax purposes) relating to Participant’s Restricted Share Units by any of the following means or by a combination of such means, and Participant’s acceptance of this Award constitutes Participant’s consent to any such actions: (i) causing Participant to pay any portion of the Withholding Obligation in cash, check or wire of immediately available funds; (ii) withholding from any compensation otherwise payable to Participant by the Company or any Subsidiary; (iii) withholding Shares from the Shares issued or otherwise issuable to Participant in connection with the Award with a Fair Market Value as of the applicable date of determination equal to the amount of such Withholding Obligation; provided, however, that the number of such Shares so withheld will not exceed the amount necessary to satisfy the Withholding Obligation using up to (but not in excess of) the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Committee, as applicable; and/or (iv) permitting or requiring Participant to enter into a “same day sale” or “sell to cover” arrangement, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby Participant irrevocably elects to sell a portion of the Shares to be delivered in connection with Participant’s Restricted Share Units to satisfy the Withholding Obligation and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Obligation directly to the Company and/or its affiliates. Unless the Withholding Obligation is satisfied, the Company shall have no obligation to deliver to Participant any Shares or any other consideration pursuant to this Award.

(c) Any Withholding Obligation that may arise while the Shares are subject to the market stand-off provisions of Section 11 of this Agreement or when the Shares are unable to be sold by the Participant due to any applicable trading restrictions will be satisfied via a net settlement process.

(d) In the event the Withholding Obligation arises prior to the delivery to Participant of Shares or it is determined after the delivery of Shares to Participant that the amount of the Withholding Obligation was greater than the amount withheld by the Company or any Subsidiary, Participant agrees to indemnify and hold the Company (or any applicable Subsidiary) harmless from any liability to withhold the proper amount.

8. Tax Consequences. The Company (or any applicable Subsidiary) has no duty or obligation to minimize the tax consequences to Participant of this Award and shall not be liable to Participant for any adverse tax consequences to Participant arising in connection with this Award. Participant is hereby advised to consult with Participant’s own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by accepting this Award, Participant has agreed that Participant has done so or knowingly and voluntarily declined to do so. Participant understands that Participant shall be responsible for Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

9. Transfer Restrictions.

(a) Transfer Restrictions on Restricted Share Units. Prior to the time that Shares have been delivered to Participant, Participant may not transfer, which includes without limitation a transfer, assignment, granting of a lien or security interest in, pledging, hypothecating, encumbering, selling or otherwise disposing of this Award or the Shares issuable in respect of Participant’s Award, except that Participant’s Award is transferable by will and by the laws of descent and distribution such that, at Participant’s death, vesting of Participant’s Award will cease and Participant’s executor or administrator of Participant’s estate shall be entitled to receive, on behalf of Participant’s estate, any Shares or other consideration that vested but was not issued before Participant’s death. For example, Participant may not use Shares that may be issued in respect of Participant’s Restricted Share Units as security for a loan. The restrictions on transfer of the Restricted Share Units set forth herein will lapse upon delivery to Participant of Shares in respect of Participant’s vested Restricted Share Units; provided that such delivered Shares shall be subject to the restrictions otherwise set forth in this Agreement and the Plan.

(b) Transfer Restrictions on Shares.

(i) Restriction on Transfer. Participant shall not transfer, which includes without limitation a transfer, assignment, granting of a lien or security interest in, pledging, hypothecating, encumbering, selling or otherwise disposing of the Shares or any interest in the Shares issued pursuant to this Agreement (including, without limitation, a transfer by gift or operation of law) except with the prior written consent of the Board or the Committee, as applicable (which such consent may be withheld for any legitimate corporate purpose, as determined by the Board or the Committee, as applicable), and in compliance with the provisions of the Plan, this Agreement, the Company’s Bylaws (or similar document), the Company’s then current Insider Trading Policy, and applicable securities and other laws.

(ii) Transfer of Shares. Participant or any transferee of the Shares (each, a “Holder”) seeking to transfer some or all of its Shares shall give written notice thereof to the Company that shall include: (1) the name of the Holder; (2) the proposed transferee; (3) the number of Shares of the transfer of which approval is thereby requested; (4) the purchase price (if any) of the shares proposed for transfer; (5) written assurances, in form and substance satisfactory to counsel for the Company, that (A) the proposed disposition does not require registration of the Shares under the Securities Act or under any applicable foreign, federal, state and local securities or other laws or (B) all appropriate actions necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) or applicable foreign, federal, state and local securities and other laws have been taken; and (6) written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of the regulations promulgated under Section 25102(o), Rule 701 or under any other applicable securities or other laws or adversely affect the Company’s ability to rely on the exemption(s) from registration under the Securities Act or under any other applicable securities or other laws for the grant of the Restricted Share Units, the issuance of Shares upon settlement thereof or any other issuance of securities, whether under the Plan or otherwise.  The Company may require the Holder to supplement its notice with such additional information as the Company may request.

(iii) Transferee Obligations. Each person (other than the Company) to whom the Shares or any interest therein are transferred by means of one of the permitted transfers specified in this Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred Shares are subject to (1) the Company’s Bylaws (or similar document), (2) the market stand-off provisions of Section 11 of this Agreement and (3) the other restrictions, including without limitation restrictions on transferability, contained herein and in the Plan, to the same extent such Shares would be so subject if retained by Participant.

(iv) Limitation on Restrictions. The transfer restrictions set forth in this Section 9(b) will cease to apply as of the Merger Vesting Event.

(v) Purported Transfers. Any purported transfer of any Shares effected in violation of this Section 9(b) or otherwise in the Plan or this Agreement shall be null and void and shall have no force or effect and the Company shall not record any such purported transfer.

10. Restrictive Legends.

(a) Legends. Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares, to the extent appropriate, together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND TRANSFER AS SET FORTH IN THE COMPANY’S BYLAWS (OR SIMILAR DOCUMENT) AND/OR A RESTRICTED SHARE UNIT AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH SALE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN RESTRICTED SHARE UNIT AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS (OR LONGER) AFTER THE EFFECTIVE DATE OF CERTAIN PUBLIC OFFERINGS OF THE SHARES OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

11. Market Stand-Off. Participant agrees that, subject to any early release provisions that apply pro rata to stockholders of the Company according to their holdings of the Company’s Shares (determined on an as-converted into common stock or share (as applicable) basis), Participant will not, if requested by the Company, for a period of up to one hundred eighty (180) days following the Merger Vesting Event or for a period of time determined by the Company in response to any trading restrictions imposed by the Company with respect to the Merger Vesting Event, directly or indirectly sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any Shares of the Company, HCAC or their successors or securities convertible into Shares of the Company, HCAC or their successors. In order to enforce the foregoing covenant, the Company, HCAC or their successors shall have the right to place restrictive legends on the certificates representing the Shares subject to this Section 11 and to impose stop transfer instructions with respect to the Shares until the end of such period. Participant further agrees to enter into any agreement reasonably required by the Company, HCAC or their successors to implement the foregoing restrictions on transfer.

12. Execution of Documents. Participant hereby acknowledges and agrees that the manner selected by the Company by which Participant indicates Participant’s consent to Participant’s Grant Notice is also deemed to be Participant’s execution and acceptance of Participant’s Grant Notice and of this Agreement. Participant further agrees that such manner of indicating consent may be relied upon as Participant’s signature for establishing Participant’s execution of any documents to be executed in the future in connection with Participant’s Award.

13. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THE GRANT NOTICE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR OTHER SERVICE PROVIDER FOR THE VESTING PERIOD, OR FOR ANY PERIOD AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR A SUBSIDIARY, PARENT OR AFFILIATE OF THE COMPANY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE OR OTHER SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

14. Unsecured Obligation. Participant’s Award is unfunded, and as a holder of a vested Award, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares (or other property or cash) pursuant to this Agreement. Participant shall not have voting or any other rights as a stockholder of the Company with respect to the Shares to be issued pursuant to this Agreement until such Shares are issued to Participant pursuant to Section 5 of this Agreement. Upon such issuance, Participant will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.

15. Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time an electronic confirmation of receipt is received, if delivery is by email; (iii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iv) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (v) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. Any notice for delivery outside the United States will be sent by email, facsimile or by express courier. Any notice not delivered personally or by email will be sent with postage and/or other charges prepaid and properly addressed to Participant at the last known address or facsimile number on the books of the Company (or applicable Subsidiary), or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto or, in the case of the Company, to it at its principal place of business. Notices to the Company will be marked “Attention: General Counsel” or other designated officer of the Company. Notices by facsimile shall be machine verified as received. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request Participant’s consent to participate in the Plan by electronic means. By accepting this Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16. Headings. The headings of the sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

17. Miscellaneous.

(a) The rights and obligations of the Company under Participant’s Award shall be transferable by the Company to any parent corporation of the Company or successor to all or substantially all of the Company’s assets, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s permitted successors and assigns.

(b) Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of Participant’s Award.

(c) Participant acknowledges and agrees that Participant has reviewed Participant’s Award in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting Participant’s Award and fully understands all provisions of Participant’s Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Board or the Committee, as applicable, for review. The resolution of such a dispute by the Board or the Committee, as applicable, shall be final and binding on the Company and Participant.

(f) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18. Governing Plan Document. Participant’s Award is subject to all the provisions of this Agreement, the Grant Notice and the Plan, the provisions of which are hereby made a part of Participant’s Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Participant’s Award (and any compensation paid or Shares issued under Participant’s Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder and any clawback policy adopted by the Company to the extent its terms are required by applicable law. No recovery of compensation under such a clawback policy will, in and of itself, be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

19. Effect on Other Employee Benefit Plans. The value of this Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Subsidiary.

20. Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands.

22. Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Participant and by a duly authorized representative of the Company, except as otherwise permitted by the Plan.

23. Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant.

24. Section 409A of the Code. This Award is intended to be exempt from the application of Section 409A of the Code, including but not limited to by reason of complying with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein shall be interpreted accordingly. Notwithstanding the foregoing, if it is determined that this Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and determined to be deferred compensation subject to Section 409A of the Code, this Award shall comply with Section 409A of the Code to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. If it is determined that this Award is deferred compensation subject to Section 409A of the Code and Participant is a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of Participant’s “separation from service” (as defined in Section 409A of the Code), then the issuance of any Shares that would otherwise be made upon the date of Participant’s separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service (or Participant’s earlier death), with the balance of the Shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the Shares is necessary to avoid the imposition of adverse taxation on Participant in respect of the Shares under Section 409A of the Code. Each installment of Shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

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Attachment II

2018 Share Option and Grant Plan